Exhibit 4.2

Shareholders agreement

Relating to Nexvet Biopharma Limited

Nexvet Biopharma Limited (Company)

The parties specified in Schedule 9 (Shareholders)

Shareholders agreement

Details		6

Agreed terms		7

1.	Defined terms & interpretation	7

1.1	Defined terms	7
1.2	Interpretation	14
1.3	Headings	14
1.4	New classes of Preference Shares	15

2.	Not Used	15

3.	Objectives	15

4.	Board of Directors	15

5.	Structure of the Company and the basic duties of the parties	15

5.1	Company’s corporate structure	15
5.2	Exercise of voting rights	15

6.	Powers of decision	16

6.1	Decisions requiring Special Majority Approval	16
6.2	Other consents required	16
6.3	Subsidiaries	16

7.	Business Plan	16

8.	Financial and other reporting	16

8.1	Reports	16
8.2	Confidentiality	16

9.	Accounts and records	16

9.1	Regulatory requirements	16
9.2	Audit of records	16
9.3	Right to review	17
9.4	Disclosure of information	17

10.	Disclosure by Directors	17

11.	Dividend policy	17

12.	Employee Share Option Plan	17

12.1	Terms of ESOP	17

13.	Issue of Equity Securities	17

14.	Sale of Shares – pre-emption	19

14.1	Restriction	19
14.2	Pre-emption Offer	20
14.3	Contents of Transfer Notice	20
14.4	Acceptance of offer	20
14.5	Failure to respond	20
14.6	Allocation of Sale Securities to Shareholders	20
14.7	Allocation of unallocated Sale Securities	20

14.8	Obligation to transfer	21
14.9	Completion	21
14.10	Permitted transfers	21
14.11	Substantial transfer	21
14.12	Deed of Accession	22
14.13	Refusal to transfer	22

15.	Third party offers	22

15.1	Drag along	22
15.2	Notice to Remaining Shareholders	22
15.3	Execution on behalf of Remaining Shareholder	22
15.4	Tag along – Shareholders	23
15.5	Preference Shareholder election	23
15.6	Sale completion	23
15.7	Tag along – Preference Shareholder sale	23
15.8	Failure to give Offer Notice or purchase a Preference Shareholder’s Equity Securities	23

16.	No changes in control	24

16.1	Restriction	24
16.2	Mandatory Transfer	24
16.3	Agreed purchase price	24
16.4	Independent valuation	24
16.5	Provision of independent valuation	24
16.6	Clause 14 suspended	24

17.	Exit	24

17.1	Financial Adviser	24
17.2	Pre-Exit Restructure	25
17.3	Endeavours to Exit	25
17.4	Obligations	25
17.5	Co-operation	25
17.6	Transfer right suspended	25
17.7	Escrow	25
17.8	No warranties	26
17.9	Sale of Share Capital or Trade Sale	26
17.10	Attorney	26
17.11	Qualifying IPO	26
17.12	Non-Qualifying IPO	26

18.	Default	27

18.1	Events of default	27
18.2	Consequence of default	27
18.3	Agreed purchase price	27
18.4	Independent valuation	27
18.5	Provision of independent valuation	27
18.6	Other remedies	27
18.7	Clause 14 suspended	27

19.	Representations	28

19.1	General representations	28
19.2	Disclaimers	28

20.	Limitation of liability of Fund Trustee	28

20.1	Fund Trustee	28

21.	Confidentiality and announcements	29

21.1	Confidentiality obligations	29
21.2	Announcements	30
21.3	Exceptions	30

22.	Restraint	30

22.1	Definitions	30
22.2	Prohibited activities	31
22.3	Duration of prohibition	31
22.4	Geographic application of prohibition	31
22.5	Interpretation	31
22.6	Exceptions	32
22.7	Acknowledgments	32

23.	Not used	32

24.	Acknowledgments regarding Preference Shareholders	32

24.1	Acknowledgments	32

25.	Termination	33

25.1	Automatic termination	33
25.2	Accrued rights	33

26.	Not Used	33

27.	Notices	33

27.1	Service of notices	33
27.2	Effective on receipt	33

28.	Agreement is paramount	33

29.	Miscellaneous	34

29.1	Alterations	34
29.2	Approvals and consents	34
29.3	Assignment	34
29.4	Costs	34
29.5	Survival	34
29.6	Counterparts	34
29.7	No merger	34
29.8	Entire agreement	34
29.9	Further action	34
29.10	Severability	34
29.11	Waiver	34
29.12	Relationship	35
29.13	Governing law and jurisdiction	35

Schedule 1 – Issued share capital		36

Schedule 2 – Board (clause 4)		37

Schedule 3 – Powers of decision (clause 6)		41

Schedule 4 – Terms of SIRPS		44

Schedule 5 – Financial and other reporting (clause 8)		48

Details

Date                       4 September 2014

Parties

Name	Nexvet Biopharma Limited (Registered Number 547923)

Short form name	Company

Notice details	88 Harcourt Street
Dublin 2
Ireland
Facsimile 353 1 6915010

For the attention of the Company Secretary

Name	The parties set out in Schedule 9

Short form name	Shareholders

Notice details	As set out in Schedule 9

Background

A	The Company was incorporated on 14 August 2014.

B	The issued share capital of the Company immediately prior to the date of this agreement is set out in Schedule 1.

C	The Company will be managed and controlled in accordance with the terms of this agreement.

Agreed terms

1.	Defined terms & interpretation

1.1	Defined terms

In this document:

Accounting Standards means:

(a)	accounting standards approved under the Companies Acts and their requirements about the preparation and contents of accounts; and

(b)	generally accepted accounting principles, policies, practices and procedures in Ireland.

Affiliate in relation to a Shareholder means:

(a)	a Connected Person of the Shareholder or a company in which the Shareholder beneficially owns not less than 50% of the shares;

(b)	a trust (whether a unit trust, investment trust or other form of trust) of which the Shareholder is the beneficiary;

(c)	a limited partnership whose general partner is a Connected Person of the Shareholder; (d) a general partnership all of whose general partners are Connected Persons of the Shareholder;

(e)	a trust (whether a unit trust, investment trust or other form of trust) of which a Connected Person of the Shareholder is the responsible entity, trustee, manager or investment adviser of the trust;

(f)	where the Shareholder is a limited partnership, general partnership or a trust, any custodian of all or any of the assets of that limited partnership, general partnership or trust;

(g)	where the Shareholder is an individual, the spouse, former spouse, mother, father, brother, sister or child over the age of 18 of the Shareholder; or

(h)	in respect of a Fund Trustee, its affiliates being:

(i)	the Investment Manager;

(ii)	a company, fund, trust, managed investment scheme or partnership that is managed or advised by the Investment Manager or in which the Investment Manager holds a beneficial interest;

(iii)	a company, fund, trust, managed investment scheme or partnership in which:

(A)	the Fund Trustee;

(B)	a shareholder in the Fund Trustee; or

(C)	any Connected Person of the persons referred to in paragraphs (a) and (b) above,

are a significant investor (holding an interest in excess of 30%); or

(iv)	any custodian of the above.

Board means the board of directors of the Company as constituted from time to time.

Board Meeting means a meeting of the Board (or any committee of the Board) duly convened and held in accordance with this agreement and the Constitution.

Business means the business conducted by the Group from time to time as approved by the Board, including the discovery, development and commercialisation of biopharmaceutical products, such as companion animal (dog, cat, horse) monoclonal antibodies and therapeutic proteins, any products in any species derived from the patented PETisationTM platform technology, and any diagnostics products for use in animals.

Business Day means:

(a)	for receiving a notice under clause 27, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in Ireland.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Plan means the business plan or project plan current as approved by the Board from time to time for the conduct of the Business as approved in accordance with this agreement.

Buyer means a Shareholder who accepts an offer of Equity Securities under clause 14 and is allocated Equity Securities as a result of the acceptance of that offer.

Change of Control means:

(a)	in relation to a Shareholder, the person who Controls the Shareholder at the date when the person first becomes a Shareholder subsequently stops having Control; and

(b)	in relation to the Company, the Shareholder who Controls the Company at the date of this agreement subsequently stops having Control.

Chief Executive Officer means the chief executive officer of the Group from time to time.

Claim means a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a party to this agreement or third party.

Class means a class of Equity Securities having attached to them identical rights, privileges, limitations and conditions.

Companies Acts means the Companies Acts 1963 – 2013, as may be amended from time to time.

Competitor means any person or entity which conducts a similar activity to, or is competitive with the Business.

Confidential Information of a party (the Disclosing Party) means, in respect of another party (the Recipient), any or all information and data of any nature, whether existing before or after the date of this agreement:

(a)	disclosed by the Disclosing Party to the Recipient in connection with this agreement;

(b)	concerning the contents of the Transaction Documents or any transaction undertaken under the Transaction Documents; or

(c)	obtained by the Recipient where the Recipient knows or suspects, or ought reasonably to have known or suspected, that the information was obtained, whether directly or indirectly, from the Disclosing Party and the Disclosing Party would treat such information as confidential, whether before or after the date of this agreement, but excludes information:

(d)	the Recipient creates (whether alone or jointly with any third person) independently of the Disclosing Party;

(e)	rightfully received by the Recipient from a third party without a duty of confidentiality; or

(f)	that is a matter of public knowledge (otherwise than as a result of a breach of confidentiality by the Recipient or any of its permitted disclosees).

Connected Person means, in respect of a person, any corporation, company, partnership, joint venture or other entity which Controls, is Controlled by, or is under common Control with the first person as the case may be.

Constitution means the Company’s memorandum of association and articles of association from time to time.

Control means:

(a)	of a company by a person:

(i)	the person determines the composition of the board of directors of the company or has the capacity to do so;

(ii)	the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iii)	the person holds or owns (alone or with its associates or Connected Persons):

(A)	the majority of the issued shares of the company;

(B)	the majority of the issued shares of the ultimate holding company of the company; or

(C)	the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; and

(b)	of a trust by a person:

(i)	the composition of the board of directors of any trustee company of the trust is determined by the person or the person has the capacity to do so;

(ii)	the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iii)	the person holds or owns (alone or with its associates or Connected Persons):

(A)	the majority of the issued shares of any trustee company of the trust;

(B)	the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(C)	the majority of the units, securities or other rights granted by the trust which entitling holders to distributions from the trust.

Deed of Accession means a deed of accession in the form of Schedule 6.

Director means a director of the Company from time to time.

Eligible Employee means an Employee (or a nominee which that Employee Controls) whom the Board determines is to receive an offer under an ESOP.

Employee means:

(a)	an individual whom the Board determines to be in the full-time or part-time employment of the Company or another body corporate in the Group (including any employee on parental leave, long service leave or other special leave as approved by the Board);

(b)	an individual or entity providing services (including a Director) to the Company or another body corporate in the Group whom the Board determines to be an Employee for the purposes of the ESOP;

(c)	an individual who was involved in the creation of the Company or whom the Board determines to be an Employee for the purposes of the ESOP.

Encumber means to mortgage, pledge, charge, assign as security or otherwise encumber.

Equity Securities means Ordinary Shares, Preference Shares and any other shares, options, convertible notes, warrants or other securities convertible into Shares.

ESOP means an Employee incentive arrangement as approved by the Board from time to time.

Excluded Issue means an issue of Equity Securities referred to in clause 13.9.

Exit Event means the first to occur of:

(a)	the date on which Equity Securities are allotted or transferred under a disclosure document, prospectus (or other relevant offer document) lodged with the U.S. Securities and Exchange Commission or Australian Securities and Investments Commission (or other relevant regulatory body) in relation to an IPO;

(b)	the date on which an agreement for the sale of the Share Capital is completed; and

(c)	the date on which, following a Trade Sale and following the passing of a resolution of Shareholders to approve the distribution and payment to Shareholders of the proceeds of sale that are available for distribution or payment to Shareholders, whether in a winding up, by return of capital, share buy-back or otherwise, a determination is made of the amount that will be paid to Shareholders.

Farallon Investors means any investment funds and accounts managed by Farallon Capital Management, L.L.C. and any permitted assigns of these funds and accounts.

Farallon Director means a Director appointed in accordance with paragraph 1.8 of Schedule 2.

Financial Year means 12 months from 1 July to 30 June each year (or such other dates as the Board approves).

Fund means in respect of a Fund Trustee, the investment fund for which it holds Shares.

Fund Trustee means (i) a Shareholder which enters into this agreement as trustee, custodian, sub-custodian or nominee of a Fund and (ii) any Farallon Investors provided that (ii) does not apply in relation to clause 20.

Group means the Company and all its Subsidiaries from time to time.

Group Company means any one of the Company or a Subsidiary.

Holding Company means any holding company of the Company from time to time, and for the avoidance of doubt, may be a company incorporated outside Ireland.

Independent Valuer means a person appointed to value Equity Securities under clause 16 or 18.

Insolvency Event means, in relation to a person:

(a)	a receiver, examiner, liquidator, trustee or similar official is appointed over any of the assets or undertaking of the person;

(b)	the person suspends payment of its debts generally;

(c)	the person is or becomes unable to pay its debts when they are due or is unable to pay its debts within the meaning of the Companies Acts or the Personal Insolvency Act 2013 (or analogous legislation in the place of incorporation or residence of the entity);

(d)	the person enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(e)	an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator, to the person or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the person otherwise than for the purpose of an amalgamation or reconstruction that has the prior consent of Shareholders; or

(f)	an examiner is appointed under the Companies Acts (or analogous legislation in the place of incorporation or residence of the person).

Investment Manager means in respect of a Fund, the investment manager of that Fund from time to time.

IPO means an initial public offering of Ordinary Shares or ordinary shares in the capital of any Subsidiary that is made under a prospectus or other disclosure document that states that the Company or Subsidiary has or will apply for admission of the Company or any Subsidiary to the official list of the Stock Exchange.

Liquidation Event means

(a)	any liquidation or winding up of the Company that does not follow a Trade Sale (including following a liquidation notice issued under paragraph 4 of schedule 4 or 8); or

(b)	if the Company suffers an Insolvency Event.

Month means calendar month.

OFML means One Funds Management Limited ACN 117 797 403 as trustee for the Asia Pacific Healthcare Fund II.

Ordinary Shares means ordinary shares in the capital of the Company having the rights set out in the Constitution.

Permitted Transfer means a transfer of Equity Securities permitted under clause 14.10.

Preference Shareholder means a person who holds Preference Shares.

Preference Shares means preference shares, including SIRPS and Series B Preferred Shares, issued to Shareholders in accordance with the terms of this agreement, details of which are set out in a schedule to this agreement including a schedule incorporated by operation of clause 1.4 on or after the date of this agreement.

Preference Shareholding Percentage means in relation to a Preference Shareholder, a fraction expressed as a percentage, the numerator of which is the total number of Preference Share held by the Preference Shareholder and the denominator of which is the total number of Preference Shares (including the Preference Shares held by that Preference Shareholder):

(a)	on issue; or

(b)	where the reference requires an apportionment between a number of Preference Shareholders, held by those Preference Shareholders,

in each case on a fully diluted basis and assuming all Preference Shares are converted to Ordinary Shares.

Proceeds on an Exit Event or Proceeds means:

(a)	on a Trade Sale or IPO, the total amount available for distribution to Shareholders, whether that amount is distributed in a winding up on a return of capital, by share buy back, by dividend or other distribution, after payments to creditors (including Shareholders in respect of loans made by them to the Company);

(b)	on a sale of the Share Capital, the total purchase price after repayment of loans made by Shareholders to the Company; or

(c)	on a winding up that does not follow a Trade Sale, the amount available for distribution to Shareholders after payments to creditors (including Shareholders in respect of loans made by them to the Company).

Qualifying IPO means an underwritten IPO on NASDAQ of Ordinary Shares which:

(a)	results in gross proceeds to the Company of at least $40 million; and

(b)	is priced at a price per share not less than $13.00,

unless varied in accordance with clause 17.11.

Reorganisation Event means:

(a)	a bonus issue of Shares;

(b)	a sub-division or consolidation of Shares; or

(c)	another reorganisation or reconstruction of share capital where the Company neither pays nor receives cash.

Restructure has the meaning given in clause 17.2.

Sale Price means the price referred to in clause 14.3(b).

Series B Conversion Price has the meaning given to ‘Conversion Price’ in Schedule 8.

Series B Preferred Shares means preference shares issued to Shareholders in accordance with the terms of this agreement with the attached rights set out in Schedule 4 of this agreement.

Series B Director means a Director appointed in accordance with paragraph 1.1(a)(iv) of Schedule 2.

Series B Shareholder means a Shareholder who holds Series B Preferred Shares.

Share Capital means all of the Shares on issue.

Share means a share in the capital of the Company.

Shareholder means a person who holds a Share and is a party to this agreement and includes a Preference Shareholder.

Shareholder Group means, in relation to a Shareholder:

(a)	if none of a Shareholder’s Affiliates are also other Shareholders, the Shareholder alone; or

(b)	if two or more Shareholders are Affiliates of each other, those Shareholders together.

Shareholding Percentage means in relation to a Shareholder, a fraction expressed as a percentage, the numerator of which is the total number of Equity Securities held by the Shareholder and the denominator of which is the total number of Equity Securities (including the Equity Securities held by that Shareholder):

(a)	on issue; or

(b)	where the reference requires an apportionment between a number of Shareholders, held by those Shareholders,

in each case on a fully diluted basis and assuming all Equity Securities are converted to Ordinary Shares.

SIRPS means preference shares issued to Shareholders in accordance with the terms of this agreement with the attached rights set out in Schedule 4 of this agreement.

SIRPS Director means a Director appointed in accordance with paragraph 1.1(a)(ii) of Schedule 2.

SIRPS Shareholder means a Shareholder who holds SIRPS.

Special Majority Approval means:

(a)	in the case of a vote, resolution or consent of Directors, one passed or given by a majority of Directors and including at least one SIRPS Director;

(b)	in the case of a vote, resolution or consent of Shareholders, one passed or given by Shareholders holding 75% of the Shares on issue (calculated on the basis and assumption that all Preference Shares have been converted into Ordinary Shares); or

(c)	in the case of a vote, resolution or consent of a class or group of Shareholders, one passed or given by Shareholders holding 75% of the Shares on issue of that class or held by that group.

Stock Exchange means NASDAQ, ASX Limited or another internationally recognised stock exchange in a developed country approved by the Board.

Subsidiary means any subsidiary of the Company at any time.

Tavistock Investor means Boxer Capital L.L.C. and any permitted assigns of that entity.

Trade Sale means a sale of:

(a)	the main operating Subsidiaries;

(b)	all or a substantial part of the Business; or

(c)	all or substantially all of the assets of the Company or the Group.

Transaction Documents means:

(a)	this agreement; (b) the Constitution; and

(c)	any other agreement or document that the parties agree is a Transaction Document.

Transfer means to sell, assign, transfer, convey or otherwise dispose of a legal or beneficial interest.

Warrants means:

(a)	the 1,968,764 warrants issued to subscribers in conjunction with the Series B Preferred Shares; and

(b)	the 240,000 warrants issued to advisers in conjunction with issue of the Series B Preferred Shares.

1.2	Interpretation

In this agreement, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meanings;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedules and annexures;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to $ is a reference to US currency;

(f)	a reference to time is to Irish time;

(g)	a reference to party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	a word or expression defined in the Companies Acts has the meaning given to it in the Companies Acts;

(k)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(l)	any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed of the event must occur on or by the next Business Day;

(p)	a reference to the Company includes each Subsidiary from time to time and all rights and obligations of the parties apply to each Subsidiary as if a reference to the Company is also to the Subsidiary; and

(q)	if any calculation relating to the issue or transfer of Equity Securities results in a number that is, or includes, a fraction, the fraction is rounded down to the nearest whole number.

1.3	Headings

Headings are for ease of reference only and do not affect interpretation.

1.4	New classes of Preference Shares

Subject to the Companies Acts and the rights of existing holders of Preference Shares under this agreement, the terms of issue of new classes of Preference Shares issued after the date of this agreement may include additional or different applicable terms of issue to existing classes of Preference Shares. The written terms of issue of any new class of Preference Share will automatically form a new schedule to this agreement on each occasion that a new class of Preference Shares is issued with terms that differ from any existing class of Preference Shares.

2.	Not Used

3.	Objectives

The objectives of the Group are to:

(a)	carry on the Business;

(b)	develop and expand the Business in accordance with the Business Plan; and

(c)	maximise the value of the Group.

4.	Board of Directors

Each Shareholder must exercise its rights as a holder of Shares to ensure that:

(a)	the composition of the Board and the procedures for meetings of the Board are as set out in Schedule 2; and

(b)	subject to clause 6, the Board will exercise a supervisory role over the chief executive officer of the Company.

5.	Structure of the Company and the basic duties of the parties

5.1	Company’s corporate structure

The Company will conduct the Business as a private or public company limited by shares, subject to variation approved in accordance with Part 2 of Schedule 3.

5.2	Exercise of voting rights

Each of the Shareholders must exercise its voting rights and powers of control in relation to the Company in such a way as to promote the purposes of this document. This includes doing each of the following:

(a)	ensuring that any Director appointed by it and its other representatives will support and vote for any reasonable proposal put forward at a meeting of the Board or a meeting of Shareholders of the Company which is appropriate for the proper development and conduct of the Business;

(b)	ensuring that all employees, representatives, and other persons under its direct or indirect control do nothing to hinder or prevent the Company from carrying on the Business in a proper and business-like way; and

(c)	doing its best to promote the Business and the interests of the Company.

6.	Powers of decision

6.1	Decisions requiring Special Majority Approval

The Company must not do, or commit to do, any of the things listed in:

(a)	Part 1 of Schedule 3 without the Special Majority Approval of Directors;

(b)	Part 2 of Schedule 3 without the Special Majority Approval of Shareholders; or

(c)	Part 3 of Schedule 3 without the Special Majority Approval of Series B Shareholders.

6.2	Other consents required

Clause 6.1 is without prejudice to any other consent or approval required under the Companies Acts or the Constitution for any matter requiring the Special Majority Approval of Directors or Shareholders.

6.3	Subsidiaries

If the Company has any Subsidiaries, then this clause 6 and Schedule 3 will apply to each Subsidiary so that the Company shall procure that no Subsidiary may take any action specified in Schedule 3 without the Company having obtained Special Majority Approval of Directors or Shareholders (as the case may be) as required for that action.

7.	Business Plan

Subject to any other provision of this agreement, each Shareholder must exercise its rights as a holder of Shares to ensure the Company conducts the Business in accordance with the Business Plan, until another Business Plan is approved and adopted in accordance with this agreement.

8.	Financial and other reporting

8.1	Reports

The Company must provide:

(a)	the financial reports and information listed in Schedule 5 at the times specified in Schedule 5 to each Director and each Shareholder who holds 15% or more of the Shares in the Company (Substantial Shareholder); and

(b)	any other reports and information reasonably required by a Substantial Shareholder (at the cost of the Substantial Shareholder making the request except if all Shareholders agree that the Company will pay the cost), in a form that is satisfactory to the Substantial Shareholder on reasonable grounds.

8.2	Confidentiality

Any information provided by the Company under clause 8.1 is provided subject to clause 21.

9.	Accounts and records

9.1	Regulatory requirements

The Company must ensure that its records and accounting books:

(a)	reflect the Accounting Standards consistently applied; and

(b)	are otherwise maintained in accordance with any requirement of the Board.

9.2	Audit of records

(a)	The Company must arrange an independent audit of the Company’s accounts and records by an auditor for each Financial Year. The Company must pay for the cost of the independent audit.

(b)	The requirement for the Company to arrange an independent audit (as outlined in clause 9.2(a)) may be waived with the Special Majority Approval of the Board, subject always to compliance with the Companies Acts.

9.3	Right to review

Subject to clause 21, after giving at least two Business Days’ notice to the Company, each Shareholder may, during Business Hours through an accountant, agent, consultant or employee of the Shareholder:

(a)	inspect, and take photocopies using the Company’s and the Group’s facilities of, all the books, accounts and financial records of the Company; and

(b)	have full access to the Company’s and the Group’s facilities,

for the purpose of auditing or valuing the Company or the Group or any other reasonable purpose.

The relevant Shareholder must pay any costs of the auditor, valuer or any other person incurred in connection with the audit or valuation.

9.4	Disclosure of information

A Shareholder may only disclose any information obtained under clause 9.3 in accordance with clause 21.

10.	Disclosure by Directors

Subject at all times to the duties of each Director and clause 21, a Director may disclose any information (confidential or otherwise) obtained in their capacity as a Director, to the Shareholder that appointed the Director.

11.	Dividend policy

Subject to Special Majority Approval of the Series B Shareholders, the Board by Special Majority Approval will determine the dividend and distribution policy of the Company having regard to the Business Plan.

12.	Employee Share Option Plan

12.1	Terms of ESOP

The terms of the ESOP must be approved by Special Majority Approval of Directors.

12.2	Capacity after issue of Series B Shares

After the initial issue of the Series B Preferred Shares, the Company may issue Equity Securities to Eligible Employees (or their nominees) which on conversion would constitute no more than 300,000 Ordinary Shares, or such greater number approved by Special Majority Approval of the Series B Shareholders.

13.	Issue of Equity Securities

13.1	No obligation

A Shareholder is not obliged to subscribe for Equity Securities under this clause 13.

13.2	Right of first refusal

Subject to clause 13.9, if the Board resolves to make an issue of Equity Securities, it must offer those Equity Securities first to all Shareholders in their respective Shareholding Percentages on an as converted basis (Preference Offer).

13.3	Subscription Notice

The Board must make the Preference Offer by notice in writing to the Shareholders (Subscription Notice) stating:

(a)	the total number of Equity Securities available for subscription (Subscription Securities);

(b)	the number of Subscription Securities that Shareholder is entitled to;

(c)	the type of Equity Securities being offered; and

(d)	the terms of issue of the Equity Securities.

13.4	Response to Preference Offer

Within 10 Business Days after receiving the Preference Offer (Subscription Response Period), each Shareholder may give written notice (Subscription Election) to the Board stating:

(a)	whether it accepts part, or all of the Equity Securities contained in its Preference Offer; and

(b)	if it wants to subscribe for a greater number of Equity Securities than the number in its Preference Offer, that it offers to subscribe for a specified number of those Equity Securities not subscribed for by other Shareholders under their Preference Offers.

13.5	Failure to respond

If a Shareholder does not give a Subscription Election to the Board within the Subscription Response Period, the Shareholder is taken to have rejected the Preference Offer.

13.6	Allocation of Equity Securities

Where the aggregate number of Equity Securities which are accepted under Subscription Elections exceeds or is equal to the aggregate number of Subscription Securities, after the expiry of not less than 10 Business Days after the expiry of the Subscription Response Period, the Board must:

(a)	upon receipt of payment, allot and issue to the Shareholder any Equity Securities accepted under clause 13.4; and

(b)	second, upon receipt of payment, allot and issue to Shareholders any additional Equity Securities applied for under clause 13.4(b) first to Preference Shareholders according to their respective Preference Shareholding Percentage and then to other Shareholders according to their respective Shareholding Percentage. However, no Shareholder may be allotted and issued more Equity Securities than the number it applied for.

13.7	Shortfall

Where the aggregate number of Equity Securities which are accepted under Subscription Elections is less than the aggregate number of Subscription Securities (Shortfall), the Company:

(a)	may offer and allot and issue on terms no more favourable than those specified in the Subscription Notice any remaining Equity Securities under the Shortfall for a period of 180 days from the date of expiry of the Subscription Response Period to such persons as the Board in its discretion determines (which may for clarity include Shareholders or any other persons other than a Competitor); or

(b)	may determine not to issue all the Equity Securities initially contemplated.

13.8	Deed of Accession

The Board may only allot or issue any Equity Securities to a person that is not a Shareholder if the person has executed, and delivered to the Company, a Deed of Accession.

13.9	Excluded Issue

Clause 13 (except clause 13.8 and this clause 13.9) does not apply to:

(a)	an issue of Ordinary Shares in an IPO;

(b)	an issue of Ordinary Shares on conversion of Preference Shares;

(c)	an issue of Shares under a Reorganisation Event;

(d)	an issue of Equity Securities pursuant to an ESOP in accordance with clause 12;

(e)	an issue of Equity Securities to strategic partners, advisers or in connection with the acquisition of a company, assets or technology, in each case as approved Special Majority Approval of the Board;

(f)	the issue of Series B Preferred Shares as payment of dividends in accordance with the terms of issue of the Series B Preferred Shares;

(g)	an issue of Ordinary Shares on exercise of Warrants; or

(h)	an issue of Equity Securities under a Restructure.

14.	Sale of Shares – pre-emption

14.1	Restriction

(a)	A Shareholder (Intending Seller) must not sell, transfer or otherwise dispose of any legal, beneficial or other interest or Encumber any of its Equity Securities (Disposal) at any time prior to 30 June 2016 except:

(i)	following an Exit Event; or

(ii)	to the extent permitted by clause 14.10 (permitted transfers); or

(iii)	with the prior written consent of holders holding not less than 50.1% of the SIRPS and Series B Preferred Shares (on an as converted basis).

(b)	Without limiting clause 14.1(a), a Shareholder must not:

(i)	Transfer any of its Equity Securities, except in accordance with clauses 14, 15, 16, 17 or 18; or

(ii)	Encumber any of its Equity Securities.

14.2	Pre-emption Offer

(a)	An Intending Seller of Equity Securities (Sale Securities) must give an irrevocable written offer (Transfer Notice) to each Shareholder offering to sell the Sale Securities to Shareholders in their respective Shareholding Percentages on an as converted basis but excluding the Intending Seller.

(b)	The Sale Securities must be all, and may not be part, of the Equity Securities held by the Intending Seller.

14.3	Contents of Transfer Notice

Any	Transfer Notice must state all of the matters set out below:

(a)	the number of Sale Securities that the Shareholder is entitled to purchase;

(b)	the sale price of the Sale Securities which must be in cash (Sale Price);

(c)	the time (being not less than 20 Business Days nor more than 30 Business Days) within which the offer, if not accepted in accordance with clause 14.4, will be deemed to be declined; and

(d)	that if the Shareholder wishes to purchase Sale Securities in excess of their entitlement, they must, when accepting the offer, state the number of excess Sale Securities that they wish to purchase.

14.4	Acceptance of offer

Each acceptance must be in writing (Acceptance Notice) and state all of the following:

(a)	whether it accepts in full all of Equity Securities contained in its Transfer Notice; and

(b)	the number of excess Sale Securities that the Shareholder wish to purchase (if any).

14.5	Failure to respond

If within the period specified in the Transfer Notice a Shareholder does not give an Acceptance Notice to the Intending Seller of its acceptance or rejection of the Transfer Notice, the Shareholder is taken to have rejected the Transfer Notice.

14.6	Allocation of Sale Securities to Shareholders

Where the aggregate number of Sale Securities which are the subject of Transfer Notices exceeds or is equal to the aggregate number of Sale Securities which are accepted under the Acceptance Notices:

(a)	If all Shareholders do not claim their full entitlement, the unclaimed Sale Securities must first be used to satisfy any requests for excess Sale Securities made by the accepting Shareholders.

(b)	If there are insufficient unclaimed Sale Securities to satisfy all such requests, the unclaimed Sale Securities must be allocated to the Shareholders in their respective Shareholding Percentage on an as converted basis. However, no accepting Shareholders may be allocated more excess Sale Securities than the number requested by that accepting Shareholder.

14.7	Allocation of unallocated Sale Securities

Where the aggregate number of Sale Securities which are accepted under Acceptance Notices is less than the aggregate number of Sale Securities (Shortfall), the Intending Seller is not obliged to transfer any Sale Securities in respect of the Acceptance Notices and:

(a)	the Intending Seller may for a period of up to 30 days from expiry of the time period under clause 14.3(c), offer those Sale Securities to any third party (other than a Competitor); or

(b)	subject to Special Majority Approval of the Board, the Company may buy back and cancel those Sale Securities in accordance with the requirements of the Companies Acts in which event the Intending Seller acknowledges and agrees that it must do everything required to approve such proposal and nothing which may defeat it.

14.8	Obligation to transfer

(a)	Each Buyer is bound to purchase the Sale Securities that the Buyer has agreed to purchase.

(b)	The Intending Seller is bound to transfer the Sale Securities to each Buyer upon payment of the Sale Price, subject to deduction and payment to the Company of any amount to which the Company is entitled under any lien on the Sale Securities.

14.9	Completion

(a)	Each Buyer must pay the Sale Price for the allocated Sale Securities in cleared funds.

(b)	In return, the Intending Seller must deliver the signed transfers and relevant certificate (if any) to the Board.

14.10	Permitted transfers

Equity Securities may be disposed free of the restrictions in this clause 14 by any Shareholder to any of the following permitted transferees:

(a)	a Transfer by a Shareholder under an offer for sale of Shares in conjunction with an IPO;

(b)	an Affiliate of that Shareholder;

(c)	a trustee of any trust that in the opinion of the Board is principally for the benefit of the Shareholder (which may include an employee, trust, family trust or related superannuation fund);

(d)	a beneficiary on trust for whom the Preference Shareholder is stated to be holding Shares in this agreement or another fund managed by the Preference Shareholder;

(e)	a custodian of the Shareholder;

(f)	a Transfer in accordance with clause 14.11; or

(g)	a Transfer pursuant to a Restructure.

However, if the transferee ceases to satisfy the criteria that resulted in it being a permitted transferee, the transferee, on receiving a request by any party, must promptly re-transfer the Equity Securities to the original Shareholder.

14.11	Substantial transfer

A Shareholder may Transfer Series B Preferred Shares with an original issue price of not less than $2,000,000 to a transferee which:

(a)	is a “QIB” in the U.S. or a “professional investor” in Australia;

(b)	is not a Competitor; and

(c)	warrants as to those facts to the Company and the Shareholder,

free of the restrictions in this clause 14.

Solely for purposes of this paragraph, the original issue price of a Series B Preferred Share is deemed to be $6.00 per share (and is determined without regard to any deemed issue price for the warrants issued in connection with the Series B Preferred Shares).

14.12	Deed of Accession

A Transfer of Equity Securities to a person that is not a Shareholder is void and of no effect unless and until the proposed transferee has executed, and delivered to the Company, a Deed of Accession.

14.13	Refusal to transfer

The Company may refuse to register a Transfer of Equity Securities if to do so would cause the Company to be in breach of any law.

15.	Third party offers

15.1	Drag along

If a person acting at arm’s length and who is not an Affiliate of any Shareholder (Offeror):

(a)	offers, agrees or contracts to acquire Equity Securities for a cash amount with no collateral benefit passing to any Shareholder except under the terms of the offer (Offer);

(b)	the Offeror (at its election) extends the Offer to all other Shareholders (Remaining Shareholders), with all necessary changes, on the same terms and at the same price (determined on the basis that all Preference Shares are converted to Ordinary Shares);

(c)	if the Offer is made:

(i)	prior to or on 30 June 2016, the Offer is approved by the Company by Special Majority Approval; and

(ii)	after 30 June 2016, the Offer is approved by the Company by simple majority approval; and

(d)	the Offer is approved by Special Majority Approval of the Series B Shareholders,

all Shareholders must accept the Offer on those terms.

15.2	Notice to Remaining Shareholders

If the Offer is extended as set out in clause 15.1(b) and if within 20 Business Days of making that Offer the Remaining Shareholders have not accepted it, the Board must give written notice to the Remaining Shareholders requiring each of them to do so. On giving the notice both of the following will apply to the Remaining Shareholders:

(a)	they are deemed to have accepted the Offer in respect of all their Equity Securities in accordance with the terms of the Offer; and

(b)	they must deliver up to the Offeror a signed transfer of their Equity Securities and the relevant certificates.

15.3	Execution on behalf of Remaining Shareholder

If any Remaining Shareholder has not, within 10 Business Days of becoming required to do so, signed a transfer in respect of their Equity Securities in favour of the Offeror when required to do so, the Board is entitled to and must authorise and instruct any person it thinks fit to execute the necessary transfers on that Remaining Shareholder’s behalf. On receipt by the Company of the purchase moneys payable for the Equity Securities, it must deliver these transfers to the Offeror (or its agents).

15.4	Tag along – Shareholders

(a)	If a Shareholder (other than a Preference Shareholder) receives and wishes to accept an Offer (Offeree) and the Offeror does not extend the Offer to the Preference Shareholders within 15 Business Days of making the Offer, the Offeree must use all reasonable endeavours to procure that the Offeror gives a written notice (Offer Notice) to the Preference Shareholders which must specify all the following:

(i)	the number of Equity Securities which the Offeree proposes to sell (which may be all or part of that Shareholder’s Equity Securities) and the proportion those Equity Securities represent of the Offeree’s holding in the Company, on the basis all Equity Securities are converted to Ordinary Shares (Sale Percentage);

(ii)	the cash price payable for each Security;

(iii)	any other terms of the proposed sale.

(b)	Clause 15.4(a) does not apply to a Permitted Transfer.

15.5	Preference Shareholder election

If an Offer Notice is given under clause 15.4, within 10 Business Days following receipt of the Offer Notice, any Preference Shareholder can by written notice require the Offeree to procure that an equal Sale Percentage of that Preference Shareholder’s Equity Securities are purchased by the Offeror (Tag Along Notice) at the same price determined on the basis that all Preference Shares are converted to Ordinary Shares and otherwise on the same terms specified in the Offer Notice.

15.6	Sale completion

If a Preference Shareholder gives a Tag Along Notice under clause 15.5, the Offeree must procure the simultaneous sale of that Preference Shareholder’s Equity Securities on the terms and conditions referred to in the Offer Notice given under clause 15.4. For such purpose, the Preference Shareholder must immediately deliver to the Offeree the certificates in respect of its Equity Securities which are to be sold together with a duly executed share transfer form to effect the transfer.

15.7	Tag along – Preference Shareholder sale

(a)	If Preference Shareholders receive and wish to accept an Offer to sell more than two thirds of the issued Preference Shares (Offeree) and the aggregate Shareholding Percentage of all other Shareholders, excluding Preference Shares, is less than 10% of the Share Capital (calculated on the basis that all Equity Securities are converted to Ordinary Shares) (Remaining Shareholders), and the Offeror does not extend the Offer to the Remaining Shareholders within 10 Business Days of making the Offer to the Offeree, the Offeree must use all reasonable endeavours to procure that the Offeror gives a written notice (Offer Notice) to the Remaining Shareholders which must specify all of the matters in clause 15.4(a) and follow the process in clauses 15.5 and 15.6 with ‘Preference Shareholder’ replaced by ‘Remaining Shareholder’, and otherwise mutatis mutandis.

(b)	Clause 15.7(a) does not apply to a Permitted Transfer.

15.8	Failure to give Offer Notice or purchase a Preference Shareholder’s Equity Securities

If the Offeree cannot procure the Offeror:

(a)	to give an Offer Notice to the Preference Shareholders in accordance with clause 15.4 within 10 Business Days of receipt of the Offer;

(b)	to give the Offer Notice in accordance with clause 15.7 within 10 Business Days of receipt of the Offer; or

(c)	to purchase a Preference Shareholder’s Equity Securities in accordance with clause 15.6 (following that Preference Shareholder giving a Tag Along Notice),

then the Offeree must not accept the Offer.

16.	No changes in control

16.1	Restriction

A Change in Control of a Shareholder (other than an Investment Manager, a Farallon Investor or a Tavistock Investor) must not occur without the prior written consent of each other Shareholder, which must not be unreasonably withheld.

16.2	Mandatory Transfer

If a Shareholder breaches clause 16.1, the Shareholder (Seller):

(a)	must immediately give notice to the Company of the Change of Control; and

(b)	if another Shareholder requests (at the Shareholder’s discretion), is taken to have given an irrevocable Transfer Notice under clause 14.2 on the earlier of:

(i)	the date it gives notice of the Change in Control to the Company; or

(ii)	the date the Company becomes aware that the Change in Control has occurred,

for all Equity Securities held by it (Sale Securities) at a cash price per Equity Security determined in accordance with clause 16.4.

Clause 14 applies with necessary changes to any Transfer under this clause 16.2.

16.3	Agreed purchase price

Within 10 Business Days after a Transfer Notice is given or taken to be given under clause 16.2, the Seller and the other Shareholders must try to agree on a purchase price for the Sale Securities. If the Seller and the other Shareholders agree on a purchase price within that time, the purchase price for the Sale Securities is that price.

16.4	Independent valuation

If the Seller and the other Shareholders cannot agree on the purchase price for the Sale Securities, the Company must, within 10 Business Days after the period referred to in clause 16.3, comply with Schedule 7 to obtain an independent valuation of the Sale Securities. The cash price per Sale Security is the value of the Sale Security determined by the independent valuation.

16.5	Provision of independent valuation

The Company must give each Shareholder a copy of any independent valuation obtained under clause 16.4 as soon as the Company receives it.

16.6	Clause 14 suspended

Clause 14 is suspended after a Transfer Notice is taken to be given until the value of the Sale Securities is determined in accordance with clause 16.3 or 16.4.

17.	Exit

17.1	Financial Adviser

The Board, by Special Majority Approval must appoint an investment bank, stockbroker or other qualified person of good standing (Financial Adviser) to act on behalf of the Company and all Shareholders to advise whether the best return would be obtained through an IPO, a sale of the Share Capital or a Trade Sale or any combination; and manage the preparation and implementation of the Exit Event in accordance with this clause 17.

17.2	Pre-Exit Restructure

The Board may, at any time, by Special Majority Approval approve a restructure of the Group for the purposes of facilitating an Exit Event, such that a new Holding Company is established for the Group, in which case the Shareholders must exchange their Shares for shares in the new Holding Company such that their Shareholding Percentages are maintained (Restructure), and the parties must use their reasonable endeavours to ensure that that Restructure occurs at the time and otherwise in accordance with the terms of that resolution.

As part of a Restructure, the Company may novate this agreement to the new Holding Company in accordance with clause 29.3 and this agreement will apply to the new Holding Company on and from that date.

17.3	Endeavours to Exit

(a)	The Board may, at any time, resolve by Special Majority Approval, to pursue an Exit Event.

(b)	If a Qualifying IPO has not occurred by 30 September 2015, the Board must pursue an Exit Event unless the Series B Shareholders have resolved by Special Majority Approval to halt the pursuit of an Exit Event.

(c)	While the Board is pursuing an Exit Event, the parties must use their reasonable endeavours to ensure that that Exit Event occurs in accordance with the directions of the Board.

17.4	Obligations

While the Company is pursuing an Exit Event or Restructure under this clause 17 (following a resolution under clause 17.2 or 17.3 (as the case may be)), the Company and each Shareholder must do each of the following:

(a)	take all action to facilitate the Exit Event or Restructure; and

(b)	not take any action or refrain from taking action which would prevent, hinder or delay the Exit Event or Restructure.

17.5	Co-operation

The Company and each Shareholder must do the things required in clause 17.4 to the extent that it is within its, his or her power, and whether in its capacity as a Shareholder, Director or other officer or employee of the Company (as the case may be), however no Shareholder (solely in his, her or its capacity as a shareholder) or Director (solely in his or her capacity as a director) is required to accept liability for any statement, including a forward looking statement contained in any offer document issued in connection with an Exit Event.

17.6	Transfer right suspended

While the Company is pursuing an Exit Event or a Restructure under this clause 17, no person may serve a Transfer Notice under clause 14 unless approved by Special Majority Approval of the Board.

17.7	Escrow

(a)	The Shareholders undertake to comply with any restrictions on the transfer and encumbrance of their Equity Securities that the Financial Adviser determines are appropriate for an IPO conducted in accordance with this clause 17 so long as such restrictions are not longer than 180 days, unless required by regulatory requirements.

(b)	The Shareholders agree that each Shareholder who holds 1% or more of the fully converted Share Capital will be equally subject to the most stringent restriction in relation to the length of the restriction period and the proportion of Equity Securities subject to the restriction determined appropriate by the Financial Advisor for any Equity Security in accordance with clause 17.7(a).

17.8	No warranties

Each party acknowledges that both Shareholders and Preference Shareholders will not be required to give any warranties, indemnities, undertakings or other covenants in respect of an Exit Event or any other transaction involving the Company or Equity Securities, except as to title and ability to deal with those Equity Securities.

17.9	Sale of Share Capital or Trade Sale

On the completion of the sale of Share Capital or Trade Sale (as the case may be) under this clause (or otherwise under this agreement) the following must occur:

(a)	in the case of a sale of the Share Capital, each Shareholder must deliver to the proposed purchaser title to all of its Equity Securities free from any Security Interest;

(b)	the Board will receive on behalf of either all Shareholders or the Company (as the case may be) the aggregate proceeds of the Exit Event;

(c)	the Board will deduct and pay from the proceeds of the Exit Event, the fees and expenses of the Financial Adviser, legal adviser, consultants and all other transaction costs;

(d)	the Board must account to the Shareholders in accordance with the rights attaching to Shares for the proceeds of the Exit Event after deduction of the fees and costs in clause 17.9(c); and

(e)	in the case of a Trade Sale, the Shareholders must, if so requested by the Preference Shareholders, pass all required resolutions at short notice to either conduct a share buyback or members voluntary winding up of the Company so that the balance proceeds of the Trade Sale may be distributed to the Shareholders on the basis set out in this document and the Constitution.

17.10	Attorney

Following a resolution under clause 17.2 or 17.3, each Shareholder (except the Preference Shareholders) and the Company severally and irrevocably and unconditionally appoints (for valuable consideration) any two Directors jointly as its agent and attorney with power to complete an Exit Event as contemplated in this clause (including the power for any two Directors together to execute all necessary documentation to complete the sale on behalf of that Shareholder or the Company (as the case may be)).

17.11	Qualifying IPO

The parties agree that the Series B Shareholders may by Special Majority Approval, waive or reduce the conditions for a Qualifying IPO, and if they do so, the definition of Qualifying IPO will be amended accordingly.

17.12	Non-Qualifying IPO

The Company may not proceed with an IPO which is not a Qualifying IPO unless it is approved by holders of not less than 50.1% of the Series B Preferred Shares.

18.	Default

18.1	Events of default

An event of default occurs in relation to a Shareholder if:

(a)	the Shareholder breaches this agreement and:

(i)	does not remedy the breach within 20 Business Days after receiving a notice of the breach from a party requesting the breach to be remedied; or

(ii)	the breach is incapable of being remedied; or

(b)	an Insolvency Event occurs in relation to the Shareholder.

18.2	Consequence of default

If an event of default occurs in relation to a Shareholder (Defaulting Party), at the election of a party by giving notice to all parties:

(a)	all rights attaching to Equity Securities held by the Defaulting Party are suspended until the default is remedied (and, if the default is not capable of remedy, are suspended indefinitely); or

(b)	the Defaulting Party is taken to have given an irrevocable Transfer Notice under clause 14.2 on the date on which the event of default occurred, in respect of all Equity Securities held by it (Sale Securities) at a cash price per Sale Security determined in accordance with clause 18.3. Clause 14 applies mutatis mutandis to the transfer.

18.3	Agreed purchase price

Within 10 Business Days after a Transfer Notice is given or taken to be given under clause 18.2, the Defaulting Party and the other Shareholders must try to agree on a purchase price for the Sale Securities. If the Defaulting Party and the other Shareholders agree on a purchase price within that time, the purchase price for the Sale Securities is that price.

18.4	Independent valuation

If the Defaulting Party and the other Shareholders cannot agree on the purchase price for the Sale Securities, the Company must, within 10 Business Days after the period referred to in clause 18.3, comply with Schedule 7 to obtain an independent valuation of the Sale Securities. The cash price per Sale Security is the value of the Sale Security determined by the independent valuation.

18.5	Provision of independent valuation

The Company must give the Defaulting Party and each other Shareholder a copy of the independent valuation as soon as the Company receives it.

18.6	Other remedies

Clause 18.2 is in addition to and not to the exclusion of any other right or remedy the other parties may have against a Defaulting Party.

18.7	Clause 14 suspended

Clause 14 is suspended after a Transfer Notice is taken to be given until the value of the Sale Securities is determined in accordance with clause 18.3 or 18.4.

19.	Representations

19.1	General representations

Each party represents to each other party that as at the date of this agreement:

(a)	that party is a body corporate duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)	that party has the corporate or statutory power to own its assets and perform any business activity as contemplated at any time by the Transaction Documents;

(c)	the execution or performance of each of the Transaction Documents by that party will constitute legal, valid and binding obligations of it, enforceable in accordance with the terms of the relevant Transaction Document;

(d)	the execution or performance of any of the Transaction Documents by that party does not contravene any provision of:

(i)	the constitutional documents of that party or any legislation, rules or other document constituting that party or governing its activities;

(ii)	any agreement entered into by that party or any instrument to which it is a party or which is binding on it or any of its assets;

(iii)	any legislation or rule of law or regulation, authorisation, consent or any order or decree of any governmental authority; or

(iv)	any governmental consent relating to that party or its assets; and

(e)	the execution or performance of any of the Transaction Documents by that party will not result in the creation or imposition of any encumbrance or restriction of any nature on any of its assets; and

(f)	that party has full power and authority and has procured all consents for, and taken all necessary corporate action to authorise, the execution and performance by that party of the Transaction Documents.

19.2	Disclaimers

Each party acknowledges and agrees that:

(a)	it has relied upon its own inquiries in relation to any fact relating to this agreement and not upon any representation made by or on behalf of any other party, except where expressly specified in a Transaction Document;

(b)	any representation or other provision which might otherwise be implied by law into this agreement is excluded to the fullest extent permitted by law; and

(c)	it releases each other party from any liability or legal action which it might otherwise have against that other party resulting from any representation or other provision which is not expressly specified in the Transaction Documents.

20.	Limitation of liability of Fund Trustee

20.1	Fund Trustee

(a)	A Fund Trustee is bound by this agreement only in its capacity as trustee, custodian, subcustodian or nominee of its Fund and in no other capacity, unless otherwise specifically stated in this agreement.

(b)	Subject to clause 20.1(e), the rights of other parties and the Fund under or in respect of this agreement and the other Transaction Documents (whether express or implied by applicable law or otherwise) are not exercisable against the relevant Fund Trustee other than in its capacity as trustee, custodian, subcustodian or nominee of the Fund.

(c)	Subject to clause 20.1(e), but despite any other provision of this agreement, the Fund Trustee is not liable to pay or satisfy, and the Fund nor any party is entitled to enforce against the Fund Trustee, any damages suffered by or amounts owing to the party or the Fund, which result from a breach or non-performance of an obligation, representation or warranty (whether express, implied by law or otherwise) of the Fund Trustee under or in respect of this agreement or the other Transaction Documents (including in relation to any conduct, omission or transaction in relation to this agreement or the other Transaction Documents) except to the extent the Fund Trustee is entitled to be indemnified (whether from the Fund for which the Fund Trustee holds its units or shares, by way of insurance or otherwise) and is actually indemnified in its capacity as trustee, custodian, subcustodian or nominee of the Fund in respect of that obligation, representation or warranty and those damages and amounts are recoverable by the Fund Trustee under that indemnity.

(d)	Subject to clause 20.1(e), if a party does not recover all damages suffered and amounts owing to it as a result of a breach or non-performance of any obligation of the Fund Trustee under or in respect of this agreement or the other Transaction Documents (whether express or implied by applicable law or otherwise), the party may not seek to recover the shortfall by applying to have the Fund Trustee wound up.

(e)	The limitations in clause 20.1(b) to 20.1(d):

(i)	do not apply to the extent that those damages or amounts owing are not able to be satisfied because the entitlement of the Fund Trustee to be indemnified in its capacity as trustee, custodian, subcustodian or nominee of the Fund is reduced as a result of:

(A)	any negligence, wilful default, fraud or dishonesty or other act or omission by the Fund Trustee or any other trustee, responsible entity, custodian, subcustodian or nominee of the fund for which the Fund Trustee holds the units or shares; or

(B)	any waiver, relinquishment or surrender by the Fund Trustee or any other trustee, responsible entity, custodian, subcustodian or nominee of the fund for which the Fund Trustee holds the units or shares, of any right of indemnity under the terms of appointment of the Fund Trustee relating to the fund for which the Fund Trustee holds the units or shares in respect of those damages or amounts; and

(ii)	do not limit the rights of the Fund Trustee under this agreement or the other Transaction Documents unless expressly specified otherwise.

(f)	No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of the Fund Trustee in a way which exposes the Fund Trustee to any personal liability, and no act or omission of any such person will be considered negligence, wilful default, fraud or dishonesty of the Fund Trustee for the purpose of clause 20.1(e)(i)(A).

21.	Confidentiality and announcements

21.1	Confidentiality obligations

Each party must:

(a)	use the Confidential Information only for the purposes of the Business or to make decisions regarding its investment in the Company;

(b)	keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i)	with the prior written approval of the other parties;

(ii)	in accordance with paragraph 9 of Schedule 2; or

(iii)	to officers, employees and consultants or advisers of the party (or its Connected Persons) who have a need to know (and only to the extent that each has a need to know) and are aware that the Confidential Information must be kept confidential; and

(c)	take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

21.2	Announcements

No announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement must be made or authorised by or on behalf of the Company without the prior written approval of each affected party unless that announcement, press release or communication is required to be made by law or any order of any court, tribunal, authority or regulatory body.

21.3	Exceptions

The obligations of confidentiality under this agreement do not extend to information (whether before or after this agreement is executed):

(a)	disclosed to a party, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(b)	that is public knowledge (except because of a breach of this agreement or any other obligation of confidence);

(c)	required or requested to be disclosed by law, rule, regulation or any order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a Stock Exchange; or

(d)	a Shareholder wishes to disclose to an adviser of the Shareholder if the disclosure is made on a confidential basis.

22.	Restraint

22.1	Definitions

In this clause 22:

(a)	engage in means to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

(b)	a reference to the Business is to the Business as at the date when the relevant Shareholder stops being a Shareholder.

(c)	Restricted Business means activity which directly competes in the research and development of canine, equine or feline therapeutic monoclonal antibodies.

22.2	Prohibited activities

Each Shareholder (other than a Fund Trustee) undertakes to the Company and each other Shareholder that it will not:

(a)	engage in a business or an activity that is a Restricted Business;

(b)	solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the date when the Shareholder stops being a Shareholder, a client or customer of the Group with a view to obtaining their custom in a business or an activity that is a Restricted Business;

(c)	induce or attempt to induce any suppliers to the Group to cease to supply, or restrict or vary the terms of supply, to the Group;

(d)	interfere with the relationship between the Group and its customers, employees or suppliers;

(e)	induce or help to induce an employee of the Group to leave their employment;

(f)	make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of the Group;

(g)	challenge the Group’s ownership, entitlements, rights or use of any intellectual property used, owned or licensed by the Group at the date the Shareholder stops being a Shareholder;

(h)	use or (to the extent the Shareholder may do so) allow the use (except by the Group) of any intellectual property which the Group has the exclusive right to use, own or license at the date the Shareholder stops being a Shareholder.

22.3	Duration of prohibition

The undertakings in clause 22 begin when the Shareholder becomes a Shareholder, and end:

(a)	on the second anniversary of the date when the Shareholder stops being a Shareholder;

(b)	on the first anniversary of the date when the Shareholder stops being a Shareholder; and

(c)	6 months after the date when the Shareholder stops being a Shareholder.

22.4	Geographic application of prohibition

The undertakings in clause 22.2 apply only if the activity prohibited by clause 22.2 occurs within:

(a)	the world;

(b)	Australia, New Zealand, North America, Europe, Japan, Singapore, Israel, United Arab Emirates, India and China;

(c)	Australia, New Zealand, North America and Europe;

(d)	Australia, New Zealand and North America;

(e)	Australia, New Zealand; and

(f)	Australia.

22.5	Interpretation

Clauses 22.2, 22.3 and 22.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 22.2, with each period in clause 22.3, and combining each of those combinations with each area in clause 22.4. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 22.2, 22.3 and 22.4.

22.6	Exceptions

(a)	This clause 22 does not restrict a Shareholder from:

(i)	undertaking further academic teaching and non-commercial internal research;

(ii)	performing any employment (or consulting) agreement with the Group;

(iii)	holding 5% or less of the shares of a company listed on a Stock Exchange;

(iv)	holding Equity Securities in the Company; or

(v)	recruiting a person through a recruitment agency (except if the agency targets employees of the Group) or in a response to a newspaper, web page or other public employment advertisement.

(b)	This clause 22 does not restrict a Preference Shareholder from doing anything contemplated in clause 24.1.

22.7	Acknowledgments

Each Shareholder acknowledges that:

(a)	all the prohibitions and restrictions in this clause 22 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if the Shareholder breaches this clause 22; and

(c)	the Company or another Shareholder may apply for injunctive relief if:

(i)	the Shareholder breaches or threatens to breach this clause 22; or

(ii)	the Company or the other Shareholder believes the Shareholder is likely to breach this clause 22.

23.	Not used

24.	Acknowledgments regarding Preference Shareholders

24.1	Acknowledgments

Notwithstanding any other provision of this agreement, the parties acknowledge and agree that a Preference Shareholder and its Affiliates:

(a)	may invest funds in companies or other entities that may compete with the Company; and

(b)	may have obligations in respect of its shareholdings in such competing companies or entities in which funds managed by the Preference Shareholder have been invested or will be invested; and

(c)	will not be obliged to vote in favour of a resolution if the matter or decision the subject of the resolution would adversely impact on such shareholdings or cause the Preference Shareholder to breach the obligations referred to in clause 24.1(b)

provided that in attending and voting at Board meetings, the Director nominees of the Preference Shareholder comply with sections 191 and 195 of the Companies Acts as if the Company was regulated by those sections.

In this clause 24 the definition of “Affiliate” is amended so that in (a) “50%” is replaced by “5%” and in (h)(iii) “30%” is replaced by “5%”.

25.	Termination

25.1	Automatic termination

Subject to clause 25.2, this agreement terminates automatically:

(a)	if all parties agree;

(b)	for a Shareholder, when it stops holding, directly or indirectly, any Shares, at which time the Shareholder has no further rights or obligations under this agreement;

(c)	when the Company is wound up by an order of a Court;

(d)	on the day the shares offered in an IPO are allotted or transferred (or both); or

(e)	on the day an agreement to sell all of the Shares is completed.

25.2	Accrued rights

(a)	Termination of this agreement is without prejudice to any accrued rights of the parties.

(b)	If on termination there remains any Series B Preferred Shares on issue, Schedule 8 will remain in force until no more Series B Preferred Shares remain on issue.

26.	Not Used

27.	Notices

27.1	Service of notices

A notice, demand, consent or communication under this agreement (Notice) must be:

(a)	in writing and in English directed to the recipient’s address for Notices specified in the Details, as varied by any notice; and

(b)	hand delivered or sent by pre-paid post or facsimile to that address.

27.2	Effective on receipt

A Notice given in accordance with clause 27.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, two Business Days after the date of posting (or seven Business Days after the date of posting if posted to or from outside Ireland);

(c)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the notice in entirety unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire notice, but if the delivery, receipt or transmission is not on a Business Day or after 5.00pm on a Business Day, the notice is taken to be received at 9.00am on the Business Day after that delivery, receipt or transmission.

28.	Agreement is paramount

This agreement prevails over any inconsistent clause in the Constitution. The Shareholders must amend the Constitution to remove the inconsistency as soon as they become aware of it.

29.	Miscellaneous

29.1	Alterations

Except as set out in clause 17.11, this agreement may only be altered with the written consent of both Shareholders holding at least 75% of the Ordinary Shares on issue and Preference Shareholders holding at least 75% of the Preference Shares on issue.

29.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

29.3	Assignment

(a)	Subject to this clause 29.3, a party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

(b)	A Fund Trustee may assign a right or obligation under this agreement to an Affiliate without the consent of the other parties.

(c)	The Company may novate this agreement to a new Holding Company as part of a Restructure without the consent of the other parties.

29.4	Costs

Each party must pay its own costs of negotiating and executing this agreement and any instrument or document executed to give effect to this agreement.

29.5	Survival

Any indemnity and any obligation of confidentiality under this agreement is independent and survives termination of this agreement. Any other provision by its nature intended to survive termination of this agreement survives termination of this agreement.

29.6	Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

29.7	No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

29.8	Entire agreement

This agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements.

29.9	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and transactions contemplated by it.

29.10	Severability

Part or all of a provision of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining parts of the provision or provisions of this agreement continue in force.

29.11	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

29.12	Relationship

Unless expressly stated, this agreement does not create a relationship of employment, trust, agency or partnership between the parties.

29.13	Governing law and jurisdiction

This agreement is governed by the law of Ireland and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Ireland.

Schedule 1 – Issued share capital

Issued capital

Type of shares on issue	Number of shares on issue
Ordinary	1,609,922
SIRPS	2,171,427
Series B Preferred Shares	5,250,016

TOTAL	9,031,365

Issued options/warrants

Type of options/warrants on issue	Number of options/ warrants on issue
Options under LTI Plan	282,380
Warrants (held by shareholders)	1,968,764
Warrants (held by advisers)	240,000

TOTAL	2,491,144

Schedule 2 – Board (clause 4)

1.	Board composition

1.1	Subject to Special Majority Approval of the Directors to the contrary, the maximum number of Directors (excluding alternate Directors) at any one time is 8.

In preparation for a Qualifying IPO, the parties agree that they should take reasonable steps to change the composition of the Board so that the Board’s composition is more aligned with that expected of a company undertaking a Qualifying IPO. This may include the identification of suitable recommended candidates by the Board to replace existing Directors nominated in accordance with the below. Further, to the extent necessary, this paragraph 1.1 must be amended to accommodate such changes.

(a)	In the meantime, the Board must include:

(i)	an independent chairman;

(ii)	subject to paragraph 1.2 and 1.6, up to two Directors appointed by holders of SIRPS (SIRPS Director);

(iii)	subject to paragraph 1.3 and 1.6, up to two Directors appointed by the ordinary shareholders (Founder Directors);

(iv)	subject to paragraph 1.7, up to one Director appointed by Series B Shareholders (Series B Director);

(v)	if required by paragraph 1.8, a Farallon Director; and

(vi)	a chief executive officer approved by the Board.

(b)	Each Shareholder (whether alone or jointly with any other Shareholder) may remove and replace any Director appointed by it.

(c)	Each Shareholder (whether alone or jointly with any other Shareholder) must give the Company notice of each appointment and removal of a Director under paragraphs (a) to (b). Any appointment or removal takes effect at the time the notice is given to the Company.

(d)	If a Shareholder loses its right to appoint a Director under this paragraph 1, the Shareholder must ensure any Director appointed by it (whether alone or jointly with any other Shareholder) is immediately removed.

(e)	A Director may appoint an alternate Director to act as Director in his or her absence.

1.2	Subject to paragraph 1.6, SIRPS Shareholders may by resolution passed by SIRPS Shareholders who hold more than 60% of the SIRPS on issue replace a SIRPS Director with a new nominee as the new SIRPS Director on the board of the Company.

1.3	Subject to paragraph 1.6, Ordinary Shareholders may by resolution passed by Ordinary Shareholders who hold more than 60% of the Ordinary Shares on issue replace a Founder Director with a new nominee as the new Founder Director on the board of the Company.

1.4	A Director may appoint an alternate Director to act as Director in his or her absence.

1.5	A Shareholder which, together with its Affiliates, has a Shareholding Percentage of 10% or greater is entitled to appoint (and remove and replace) an observer to attend Board meetings. The Company has no obligation to pay any fee to the observer and will pay the reasonable costs and expenses of any observer associated with the observer participating in meetings of the Board (except that the Company will not pay travel costs of an observer who can reasonably attend the meeting by telephone or video conference). The observer:

(a)	is entitled to receive all information that a Director is entitled to receive and will be subject to the same obligations of confidentiality as the Director;

(b)	will be entitled to convey all information obtained by him in his capacity as an observer to his appointing Shareholder without restriction, provided that any person to whom such information is conveyed will be subject to the same obligations of confidentiality as the observer; and

(c)	will be entitled to participate in any Board meetings to the same extent as a director, but is not entitled to vote.

1.6	OFML, while it holds more than:

(a)	25% of the SIRPS on issue, is entitled to nominate and appoint a SIRPS Director and the SIRPS Shareholders may not exercise their rights under paragraph 1.2 in respect of that director; and

(b)	10% of the ordinary shares on issue, is entitled to nominate and appoint an additional (i.e. third) Founder Director, and the Ordinary Shareholders may not exercise their rights under paragraph 1.3 in respect of that director.

1.7	Series B Shareholders may by resolution passed by Series B Shareholders who hold more than 60% of the Series B Preferred Shares on issue replace a Series B Director with a new nominee as the new Series B Director on the Board.

1.8	If a Qualifying IPO has not occurred by 30 September 2015, the Farallon Investors shall be entitled to appoint a Farallon Director.

2.	Voting

2.1	Subject to any other provision in this agreement, at a Board meeting, decisions must be decided by simple majority vote.

2.2	At a Board meeting, the chairman does not have a casting vote in addition to any deliberative vote he or she has.

3.	Quorum

3.1	The quorum for a Board meeting is four (4) Directors, including at least one SIRPS Director.

3.2	If a quorum for a Board meeting in accordance with paragraph 3.1 is not present within 30 minutes after the time appointed for the Board meeting, the meeting stands adjourned to the same time and place two Business Days later. At the reconvened meeting (and any further reconvened meetings), the quorum is two (2), comprising of any two (2) Directors.

3.3	Directors do not have to be physically be present in the same place and may attend Board meetings using any technology that allows each Director to hear proceedings and be heard by the other Directors. The Company shall facilitate the attendance of meetings by telephone or video conference. A board meeting held in this way is deemed to take place at the place where the chairman of the meeting is physically present.

3.4	A Director must not fail to attend a meeting of Directors for the purpose of attempting to prevent a quorum being present. Accordingly, each party must use its reasonable efforts to appoint an alternate Director if it is reasonable to presume that the non-attendance of that Director would result in a quorum failing to be present at the Board meeting.

4.	Frequency of board meetings

A Board meeting must be held regularly and not less than 8 times in each Financial Year, except if all Shareholders agree otherwise.

5.	Time and location of meetings

As far as practicable each Board meeting must be held on the same day and week of the Month and be held at the same location.

6.	Notice

Written notice of a Board meeting must be given to all Directors at least 5 Business Days before the Board meeting, except if all Directors agree otherwise.

7.	Board papers

A notice of a Board meeting must include:

(a)	an agenda;

(b)	a copy of all papers to be considered at that meeting; and

(c)	any other standing reports or other information required by the Board.

Meeting minutes shall be prepared in respect of all Board meetings documenting the matters discussed and agreed upon at the meeting. The minutes shall be signed and retained by the Company in Ireland.

8.	Resolutions

At a Board meeting the Board may only resolve matters specifically referred to in the agenda issued for the meeting, except if all Directors (whether or not present at the meeting) resolve otherwise.

9.	Nominee Directors

The parties acknowledge that some Directors are nominees of one or more of the Shareholders or otherwise are investment managers for the beneficial owners of a Shareholder or a similar interested party (Interested Party). Accordingly, the parties agree that those Directors may report all matters concerning the Company and any deliberations of the Board to the Shareholders who nominated their appointment and/or the relevant Interested Party and that those Directors may take advice and obtain instructions from the Shareholders and/or the relevant Interested Party who appointed them to the Board, provided that the person to whom the information is disclosed is under confidentiality obligations in respect of such information which are no less onerous than to those set out in this agreement.

10.	Conflicts of interest

(a)	Subject to paragraph 10(c), a Director or Shareholder may be counted in forming a quorum for a Board meeting or a Shareholders’ meeting, as the case may be, to be held to consider any matter notwithstanding any actual, apparent or potential conflict of interest. The entitlement or otherwise of that Director or Shareholder to vote at that meeting will be determined in accordance with the Companies Acts and the Constitution.

(b)	The Shareholders and Preference Shareholders covenant with each other, to the extent reasonably possible, to minimise any potential conflict of interest in the operations of the Company. In particular, the Shareholders and Preference Shareholders agree all commercial dealings between the Company or any subsidiary of the Company and themselves or their Affiliates shall be on arm’s length terms.

(c)	The Investment Manager may provide interim management services as well as business development, company development and fund raising services to the Company. Any services to be provided by the Investment Manager to the Company will be provided on a transparent basis and on arm’s length terms and will be subject to Special Majority Approval of the Board.

11.	Directors’ remuneration

11.1	Directors’ expenses and travel costs

Subject to a resolution of the Board by Special Majority Approval to the contrary, the Company shall pay the reasonable cost of travel in accordance with the Company’s policy in effect at such time, accommodation and other expenses properly incurred by the non-executive Directors (and in accordance with the Company’s policy concerning travel) in relation to their travel to, attendance at, and return from each Board meeting. The Company shall pay costs and expenses incurred by the non-executive Directors in respect of other travel related to the Business of the Company as determined by the Board from time to time.

Where the Company pays costs and expenses incurred by a non-executive Directors in respect of travel or other costs relating to the business of the Company, the Company shall deduct payroll tax (i.e. PAYE/ USC and social security) as appropriate from those payments and remit the tax deducted over to the Irish tax authorities as may be required by the Company pursuant to their obligations under the Irish Taxes Consolidation Act 1997.

11.2	D & O Policy

(a)	Subject to paragraph 11.2(b) and the terms of any deed of insurance indemnity and access entered into under clause 12, the Company agrees to maintain a D&O Policy in respect of each Director and Officer and to pay the premiums in respect of that D&O Policy.

(b)	Nothing in paragraph 11.2(a) constitutes an agreement by the Company to pay a premium which it is prohibited from paying under the Companies Acts or otherwise.

(c)	The insurer under the D&O Policy will be subject to approval by the Board. In addition, the amount and terms of the D&O Policy will be subject to approval by the Board.

(d)	The amount and terms of the D&O Policy must be reasonably consistent with those which would be secured by a prudent and competent operator of a business similar to the Company.

12.	Deed of indemnity and access

The Company will grant to each of the Directors and Officers, and to each alternate Director, a deed of insurance, access and indemnity in a form to be agreed from time to time. All Shareholders’ consent to the execution by the Company of a deed of insurance, access and indemnity in favour of present and future Directors and Officers.

13.	Chief Executive Officer

Subject to the terms of the chief executive officers formal employment contract, the Board may appoint or terminate the appointment of a Chief Executive Officer, such appointment or termination to be approved by a Special Majority Approval of Directors. If the appointment of the Chief Executive Officer is terminated, and if the outgoing Chief Executive Officer is a Director and/or Officer, he or she will be required to immediately resign as a Director and/or Officer, unless the outgoing Chief Executive Officer will otherwise continue as a Director and/or Officer as a nominee of a party under paragraph 1.1 of this Schedule.

Schedule 3 – Powers of decision (clause 6)

Part	1

The Company must not do any of the things listed in Part 1 of this Schedule without the Special Majority Approval of the Directors:

1.	(Chairperson and senior management) Appoint or remove the chairperson of the Company, chief executive officer, chief scientific officer, chief operating officer or chief financial officer or materially change their role or responsibilities. Other than as approved in the Business Plan, any amendments to the employment terms of any of the Chief Executive Officer, chief operating officer, chief financial officer or any executive Director.

2.	(Power to appoint directors of other corporation) Appoint or remove a director of a corporation that the Company has the power to appoint or remove.

3.	(Committees of Directors) Appoint, dissolve or alter the composition of any committee of the Board.

4.	(Remuneration of Directors) Increase the remuneration payable to Directors, except in accordance with the Business Plan.

5.	(Bonuses) Pay any executive, profit or other bonus to a Director, Increase the remuneration payable to Directors, except in accordance with the Business Plan.

6.	(Employee Shares) Issue or grant shares or options under an employee share plan, employee share option scheme or employee share purchase scheme or other arrangement referred to in paragraph 7 below.

7.	(Acquisitions) Acquire securities in another entity by a Group Company.

8.	(Acquisitions and disposals) Acquire or dispose of a company or business (except the Business), except in accordance with the Business Plan.

9.	(Assets) Licence, acquire or dispose of an asset or assets (either tangible or intangible) having a value of $50,000 or more (including, but not limited to, patents and other intellectual property), except in accordance with the Business Plan.

10.	(Finance and operating leases) Enter into a finance or operating lease with a cost of $20,000 or more per annum, except in accordance with the Business Plan.

11.	(Listing) Apply to a Stock Exchange for a listing or for quotation of any Shares at any time within five years after the Commencement Date.

12.	(Loans) Make a loan or provide credit or other financial accommodation to a person, except in accordance with the Business Plan.

13.	(Encumbrances) Encumber an asset or undertaking, except in accordance with the Business Plan.

14.	(Contracts) Enter into, terminate, amend, vary, assign, novate, enforce or waive a right under, a contract which is greater than $50,000 in value, except in accordance with the Business Plan save for the events detailed in paragraph 9.

15.	(Disputes) Commence, conduct or settle any dispute or litigation or arbitration (including with a tax authority) except debt collection in the ordinary course of business.

16.	(Related party transactions) Enter into a contract or other arrangement with a Director or an associate of a Director.

17.	(Dividends) Set or change the dividend or distribution policy of the Company, or declare, make or pay a dividend or another distribution.

18.	(Partnerships and joint ventures) Enter into, amend or vary a partnership or joint venture.

19.	(Insurance) Amend or vary the insurance cover over the Company or the Business or any key man insurance policy.

20.	(Winding up) Take a step to dissolve or wind up the Company.

21.	(Auditor) Appoint or remove the Company’s auditor.

22.	(Accounting Standards and principles) Materially alter the Accounting Standards or principles previously adopted by the Company for the preparation or presentation of any individual or consolidated financial statements, except if required by law.

23.	(Balance date) Change the balance date or alter the accounting period of the Company.

24.	(Financial assistance) Provide a loan or other financial assistance to a Director or his or her associates or vary the terms of any loan or other financial assistance previously provided to a Director or his or her associates.

25.	(Equity Securities) Issue or allot or grant a right to issue or allot Equity Securities.

26.	(Employee Share Plans) Adopt or amend the terms of ESOP or any other employee share plan, employee share option scheme or employee share purchase scheme or any other arrangement that may give employees of the Company or other approved persons the right or entitlement to acquire any Equity Securities.

27.	(Capital expenditure) Incur capital expenditure of more than $40,000 in a Financial Year, except in accordance with the Business Plan.

28.	(Borrowing) Borrow, or accept any financial accommodation of, $50,000 or more, except in accordance with the Business Plan.

29.	(Business Plan and budgets) Adopt or vary a Business Plan or milestones or another operating, capital or cash budget or business financial plan.

30.	(Guarantee) Give or enter into a guarantee, letter of comfort or performance bond, except in accordance with the Business Plan.

31.	(Key employees/personnel) Appointment or dismissal of any key Company employees or personnel and any changes to the terms of their engagement or remuneration packages.

32.	(New Directors) Appoint a Director (except in accordance with Schedule 2) or change the authorised number of Directors.

33.	(Reorganisation Event) Undertake or undergo a Reorganisation Event or buy back any Shares.

34.	(Trade sale or licence) During the period ending on 17 August 2017, licence, sublicense or effect a sale of the patent or other material assets of the Company (other than by way of a Trade Sale in accordance with clause 17).

Part 2

The Company must not do any of the things listed in Part 2 of this Schedule without the Special Majority Approval of the Shareholders:

1.	(Constitution) Amend the Constitution.

2.	(Scale of operations) The Company must not cease carrying on, or materially alter the scale of operations of, the Business or commence any business or operational activity except the Business (except in accordance with clause 17).

Part	3

The Company must not do any of the things listed in Part 3 of this Schedule without the Special Majority Approval of the Series B Shareholders:

1.	(Trade sale) Any sale, merger or consolidation of the Company or a sale or transfer of substantially all of the assets of the Company or any other Trade Sale (as defined in clause 1.1) following which the Series B Shareholders would not receive the Series B Liquidation Preference.

2.	(Licence) Any licence or sublicense of substantially all of the assets of the Company.

3.	(Series B Shares) Change any terms of the Series B Preferred Shares.

4.	(Priority Shares) Create (by reclassification or otherwise) any class of Shares with rights which are equal or in priority to those of the Series B Preferred Shares.

5.	(Redemption) Redeem any Shares.

6.	(Borrowings) Borrow, or accept any financial accommodation of, (which, for the avoidance of doubt, does not include leases) $50,000 or more.

7.	(Related party transactions) Enter into a contract or other arrangement with a Director, Shareholder or an Affiliate of a Director or Shareholder, except where such arrangements apply to Directors solely in their role as Director or a person solely in respect of their employment.

8.	(Repurchase) Repurchase of any Shares.

9.	(Return of Capital) Return any capital on any Shares.

10.	(Dividends) Declare, make or pay a dividend or another distribution other than in respect of the Series B Preferred Shares.

Schedule 4 – Terms of SIRPS

1.	Defined terms

In this Schedule 4:

Conversion Price for a given SIRPS means the Issue Price for that SIRPS, subject to adjustment in accordance with paragraph 10.

Issue Price for a given SIRPS means the issue price for that SIRPS.

SIRPS Liquidation Preference in respect of each SIRPS, means:

(a)	the Issue Price of the SIRPS multiplied by 2; plus

(b)	any declared but unpaid dividends in respect of that SIRPS.

2.	Dividends

Each SIRPS will confer on its holder the right to receive dividends. Dividends will be calculated on the assumption that each SIRPS has been converted into Ordinary Shares on the basis set out in paragraph 6 below.

3.	Voting rights

(a)	On a show of hands each SIRPS Shareholder has one vote.

(b)	On a poll every SIRPS Shareholder has a number of votes equal to the number of Ordinary Shares into which the SIRPS held by that Shareholder are, at the time of the meeting or resolution in question, convertible (with fractions being rounded down to the nearest whole number).

(c)	Each SIRPS Shareholder has the same rights to receive notices and to vote at general meetings of the Company as if they were holders of ordinary shares.

4.	Breach of a Transaction Document

If the Company materially breaches a Transaction Document which breach remains unremedied for a period of 20 days from the date of a written notice delivered by holders of a majority of the SIRPS, and holders of a majority of the SIRPS deliver to the Company a liquidation notice, the Company and the Shareholders shall take such steps as may be required to promptly commence and process the liquidation or winding up of the Company including the passing of such resolutions as may be required to liquidate or wind up.

5.	Liquidation preference

5.1	If there is a Liquidation Event, the Shareholders must be paid as follows:

(a)	First, each SIRPS holder shall be entitled to receive:

(i)	pari passu with the holders of Series B Preferred Shares; and

(ii)	prior to and in preference to other Shares,

the SIRPS Liquidation Preference for each SIRPS held by that Shareholder; and

(b)	Secondly, after full payment of the SIRPS Liquidation Preference, the remaining assets of the Company will be distributed rateably amongst the Shares including the SIRPS on an as converted basis.

5.2	For the avoidance of doubt, and without prejudice to paragraph 5.1 of this Schedule 4, if the Proceeds following a Liquidation Event are paid to the Shareholders or the Company in instalments or the payment of the Proceeds or a portion of the Proceeds is otherwise deferred, a holder of an Ordinary Share is not entitled to any distribution or payment until each SIRPS

Shareholder has received the SIRPS Liquidation Preference for each SIRPS held by that Shareholder immediately prior to the Liquidation Event.

6.	SIRPS holders’ entitlement

A SIRPS Shareholder is entitled to receive a dividend or the SIRPS Liquidation Preference if that Shareholder is recorded in the share register on the day determined for payment by the Board (and not otherwise).

7.	Conversion Ratio

The number of Shares into which each SIRPS may be converted will be determined by dividing the Issue Price for the relevant SIRPS by the Conversion Price (Conversion Ratio). The Conversion Ratio will be adjusted each time an adjustment is made to the Conversion Price as provided in paragraph 10 below.

8.	Conversion

(a)	The SIRPS holders may at any time in their discretion convert all or part of their SIRPS into Ordinary Shares by written notice to the Company specifying the number of SIRPS to be converted and tendering the relevant certificate.

(b)	Within 5 Business Days of receiving a notice under paragraph 8(a), the Company must:

(i)	convert the SIRPS as requested at the Conversion Ratio applicable on the date the notice was given; and

(ii)	issue the Shares to that holder and record that issue and holding in the Company’s share register.

(c)	The directors of the Company may convert SIRPS in accordance with this paragraph by any method authorised by law.

9.	Automatic Conversion

(a)	The SIRPS will be automatically converted into Ordinary Shares on:

(i)	completion of an IPO;

(ii)	completion of the sale of the Share Capital (including a Trade Sale);

(iii)	a return of capital by the Company; or

(iv)	a transfer or exchange of all or substantially all of the assets of the Company (save for a licence of intellectual property rights).

10.	Anti-dilution protection

(a)	If at any time after the issue of any SIRPS the Company issues Equity Securities (except under an ESOP in accordance with clause 12 of this agreement) at an issue price per Equity Security less than the then current Conversion Price of those SIRPS immediately prior to the new issue then the Conversion Price of those SIRPS must be adjusted to be equal to the NCP as calculated in the formula below. The Conversion Ratio of those relevant SIRPS will also be re-calculated on the basis that the Conversion Price is the NCP.

NCP = CP x	A +	B
CP
A + C

Where

NCP	New Conversion Price

CP	Conversion Price in effect immediately prior to issuance of securities causing the dilutive adjustment.

A	Number of Ordinary Shares deemed to be outstanding immediately prior to new issuance of securities causing the dilutive adjustment (includes all outstanding Ordinary Shares, all outstanding preference shares on an as converted basis; but does not include any convertible securities converting into this round of financing or any outstanding options on an as exercised basis).

B	Aggregate consideration received by the Company for the Equity Securities causing the dilutive adjustment.

C	Number of Equity Securities to be issued (on an as converted basis) causing the dilutive adjustment.

(b)	The adjustment in paragraph 10(a) above shall not apply:

(i)	where Equity Securities are issued on conversion of SIRPS or Series B Preferred Shares to Ordinary Shares;

(ii)	on the exercise of Warrants;

(iii)	on a Restructure or Reorganisation Event; or

(iv)	on any additional Equity Securities issued as a result of a Conversion Price adjustment under paragraph 10(a).

(c)	For avoidance of doubt the parties agree that:

(i)	the Conversion Ratio is not subject to adjustment if the Company issues Equity Securities at an issue price, conversion or exercise price for an amount equal to or higher than the SIRPS price per Share; and

(ii)	the above formula is to be applied to each SIRPS Shareholder’ holding of SIRPS on a an individual basis and separately in respect of each parcel of SIRPS held by that individual which have a different Conversion Price.

(d)	The adjustment in paragraph 10 (a) above shall not reduce the Conversion Price lower than the par value (if any) of the Ordinary Shares.

11.	Split or reconstruction

If the capital of the Company is subject to a Reorganisation Event which is not adjusted for pursuant to paragraph 10(a), then the Board must make adjustments to the Conversion Ratio, Conversion Price and/or the number of SIRPS on issue (both increasing or decreasing) which in the opinion of the Board are reasonably necessary to give full effect to the Reorganisation Event while maintaining parity between the holders of the SIRPS and other shareholders in the Company and such adjustments will constitute an amendment to these terms.

Schedule 5 – Financial and other reporting (clause 8)

1.	(Monthly) At the same time, and in the same format, as delivered to the Board, unaudited management accounts for the preceding Month.

2.	(Annual) Within 45 Business Days after the end of each Financial Year, audited financial statements (including consolidated profit and loss accounts, balance sheets and cash flow statements) in respect of the Financial Year.

3.	(Minutes) At the same time as they are provided to the Directors but within 10 Business Days after each meeting:

(a)	minutes of all Board meetings; and

(b)	minutes of all Shareholder meetings.

4.	(Offer information) As soon as the Company receives an offer to buy:

(a)	Shares;

(b)	an interest in a Subsidiary;

(c)	all or a substantial part of the Business; or

(d)	all or substantially all of the assets of the Company, full details of the offer.

5.	(Board papers) At the same time as they are provided to the Directors, a copy of all Board papers provided to the Directors in connection with a Board meeting.

Schedule 6 – Deed of Accession – clauses 13.8 and 14.12

Deed poll of accession

Date

By [full name of acceding party] of [address] (Acceding Party)

Background

This deed poll is supplemental to a shareholders agreement dated [#] August 2014 between Nexvet Biopharma Limited and others (Shareholders Agreement).

Terms

1.	The Acceding Party confirms that it has been supplied with a copy of the Shareholders Agreement.

2.	The Acceding Party covenants with all present parties to the Shareholders Agreement (whether original or by accession) to observe, perform and be bound by all the terms of the Shareholders Agreement to the intent and effect that the Acceding Party is deemed with effect from the date on which the Acceding Party is registered as a Shareholder of the Company to be a party to the Shareholders Agreement.

3.	The Acceding Party’s address for the purposes of the Shareholders Agreement is, until substituted in accordance with the Shareholders agreement:

4.	[address]

5.	Clause 29.13 of the Shareholders Agreement applies to this deed poll.

EXECUTED as a deed.

[insert appropriate execution clauses]

Schedule 7 – Independent valuation (clauses 16.4 and 18.3)

1.	Application of schedule

This Schedule applies if an independent valuation of any Equity Securities (Sale Securities) is required under clauses 16 or 18.

2.	Defined terms

In Schedule 7:

Fair Value means:

(a)	the dollar figure given by the Independent Valuer; or

(b)	if the Independent Valuer gives a range of figures, the mid point in the range of fair market valuations determined by the Independent Valuer in accordance with this Schedule.

Independent Valuer means the person appointed to value the Sale Securities under paragraph 3.

3.	Appointment of Independent Valuer

The Board must:

(a)	appoint, by Special Majority Approval, an independent chartered accountant or independent expert or an investment bank of good standing; or

(b)	if the Board fails to agree on an appointment, request the President of the Institute of Chartered Accountants in Ireland to appoint a member of at least five years standing,

to determine the Fair Value of the Sale Securities, in which case the purchase price for the Sale Securities is the Fair Value amount as certified by the Independent Valuer.

4.	Valuation

The Board must instruct the Independent Valuer to determine a range of fair market values for the Sale Securities having regard to all normal share valuation factors as are considered relevant to the Independent Valuer, including the following assumptions:

(a)	there is a willing but not anxious buyer and a willing and anxious seller;

(b)	a reasonable time is available in which to obtain a sale of the Sale Securities being valued in the open market (and for that purpose 30 days is a reasonable time); and

(c)	the Sale Securities are subject to the restrictions set out in this agreement;

(d)	the Sale Securities represent a minority holding and are therefore not entitled to participate in a control premium;

(e)	the Sale Securities will not give the buyer effective control;

(f)	paragraphs (c), (d) and (e) imply a discount to a valuation undertaken on a whole of Company basis.

5.	Period of determination

The Board must use its best endeavours to ensure that the Independent Valuer determines the value of the Sale Securities as soon as practicable but within 20 Business Days after receiving instructions from the Board.

6.	Role of Independent Valuer

The Independent Valuer acts as an expert and not as an arbitrator.

7.	Independent Valuer’s decision

The Independent Valuer’s determination is final and binding on all parties to the transaction.

8.	Costs

The Company must pay the reasonable costs and expenses of the Independent Valuer.

9.	Access to information

The Board must ensure:

(a)	the Independent Valuer has access at all reasonable times to the accounting records and other records of the Group; and

(b)	the officers of the Group give any information or explanations required by the Independent Valuer to value the Sale Securities.

Schedule 8 – Terms of Series B Preferred Shares

1.	Defined terms

In this Schedule 8:

Conversion Price for a given Series B Preferred Share means the Issue Price for that Series B Preferred Share, subject to adjustment in accordance with paragraph 10.

Issue Price for a given Series B Preferred Share means the issue price for that Series B Preferred Share.

Series B Conversion Amount in respect of each Series B Preferred Share, means:

(a)	the Issue Price; plus

(b)	8% of the Issue Price per annum, compounded quarterly, such amount only accumulating starting from 1 October 2015; plus

(c)	any accrued but unpaid dividends in respect of that Series B Preferred Share.

Series B Liquidation Preference in respect of each Series B Preferred Share, means:

(a)	the Issue Price multiplied by 2; plus

(b)	8% of the Issue Price per annum, compounded quarterly, such amount only payable and accumulating starting from 1 October 2015; plus

(c)	any accrued but unpaid dividends in respect of that Series B Preferred Share.

2.	Dividends

Each Series B Preferred Share will confer on its holder the right to receive dividends declared on Ordinary Shares calculated on the assumption that each Series B Preferred Share has been converted into Ordinary Shares on the basis set out in paragraph 6 below.

3.	Voting rights

(a)	On a show of hands each Series B Shareholder has one vote.

(b)	On a poll every Series B Shareholder has a number of votes equal to the number of Ordinary Shares into which the Series B Preferred Shares held by that Shareholder are, at the time of the meeting or resolution in question, convertible into (with fractions being rounded down to the nearest whole number).

(c)	Each Series B Shareholder has the same rights to receive notices and to vote at general meetings of the Company as if it was a holder of Ordinary Shares.

4.	Breach of a Transaction Document

If the Company materially breaches a Transaction Document which breach remains unremedied for a period of 20 days from the date of a written notice delivered by holders of a majority of the Series B Preferred Shares, and holders of a majority of the Series B Preferred Shares deliver to the Company a liquidation notice, the Company and the Shareholders shall take such steps as may be required to promptly commence and process the liquidation or winding up of the Company including the passing of such resolutions as may be required to liquidate or wind up.

5.	Liquidation preference

5.1	If there is a Liquidation Event, the Shareholders must be paid as follows:

(a)	First, each Series B Shareholder shall be entitled to receive:

(i)	pari passu with the holders of SIRPS; and

(ii)	prior to and in preference to other Shares,

the Series B Liquidation Preference for each Series B Preferred Share held by that Shareholder; and

(b)	Secondly, after full payment of the Series B Liquidation Preference, the remaining assets of the Company will be distributed rateably amongst the Shares including the Series B Preferred Shares on an as converted basis.

5.2	For the avoidance of doubt, and without prejudice to paragraph 5.1 of this Schedule 4, if the Proceeds following a Liquidation Event are paid to the Shareholders or the Company in instalments or the payment of the Proceeds or a portion of the Proceeds is otherwise deferred, a holder of an Ordinary Share is not entitled to any distribution or payment until each Series B

Shareholder has received the Series B Liquidation Preference for each Series B Preferred Share held by that Shareholder immediately prior to the Liquidation Event.

6.	Series B Shareholders’ entitlement

A Series B Shareholder is entitled to receive a dividend or the Series B Liquidation Preference if that Shareholder is recorded in the share register on the day determined for payment by the Board (and not otherwise).

7.	Conversion Ratio

The number of Shares into which each Series B Preferred Share may be converted will be determined by dividing the Series B Conversion Amount by the Conversion Price (Conversion Ratio). The Conversion Ratio will be adjusted each time an adjustment is made to the Conversion Price as provided in paragraph 10 below.

8.	Conversion

(a)	The Series B Shareholders may at any time in their discretion convert all or part of their Series B Preferred Shares into Ordinary Shares by written notice to the Company specifying the number of Series B Preferred Shares to be converted and tendering the relevant certificate.

(b)	Within 5 Business Days of receiving a notice under paragraph 8(a), the Company must:

(i)	convert the Series B Preferred Shares as requested at the Conversion Ratio applicable on the date the notice was given; and

(ii)	issue the Ordinary Shares to that holder and record that issue and holding in the Company’s share register.

(c)	The Directors may convert Series B Preferred Shares in accordance with this paragraph by any method authorised by law.

9.	Automatic Conversion

The Series B Preferred Shares will be automatically converted into Ordinary Shares:

(a)	on completion of a Qualifying IPO or an IPO which is not a Qualifying IPO but which is approved by holders of not less than 50.1% of the Series B Preferred Shares;

(b)	on completion of the sale of all of the Share Capital where the Series B Shareholders would receive an amount not less than the Series B Liquidation Preference in respect of their holding of Series B Preferred Shares; or

(c)	if approved by Special Majority Approval of the Series B Shareholders.

10.	Anti-dilution protection

(a)	If at any time after the issue of any Series B Preferred Shares the Company issues Equity Securities (except under an ESOP in accordance with clause 12 of this agreement) at an issue price per Equity Security less than the then current Conversion Price of those Series B Preferred Shares immediately prior to the new issue, then the Conversion Price of those Series B Preferred Shares must be adjusted to be equal to the NCP as calculated in the formula below. The Conversion Ratio of those relevant Series B Preferred Shares will also be re-calculated on the basis that the Conversion Price is the NCP.

NCP = CP x	A +	B
CP
A + C

Where

NCP	New Conversion Price

CP	Conversion Price in effect immediately prior to issuance of securities causing the dilutive adjustment.

A	Number of Ordinary Shares deemed to be outstanding immediately prior to new issuance of securities causing the dilutive adjustment (includes all outstanding Ordinary Shares, all outstanding preference shares on an as converted basis; but does not include any convertible securities converting into this round of financing or any outstanding options on an as exercised basis).

B	Aggregate consideration received by the Company for the Equity Securities causing the dilutive adjustment.

C	Number of Equity Securities to be issued (on an as converted basis) causing the dilutive adjustment.

(b)	The adjustment in paragraph 10(a) above shall not apply:

(i)	where Equity Securities are issued on conversion of SIRPS or Series B Preferred Shares to Ordinary Shares;

(ii)	on the exercise of Warrants;

(iii)	on a Restructure or Reorganisation Event; or

(iv)	on any additional Equity Securities issued as a result of a Conversion Price adjustment under paragraph 10(a).

(c)	For avoidance of doubt the parties agree that:

(i)	the Conversion Ratio is not subject to adjustment if the Company issues Equity Securities at an issue price, conversion or exercise price for an amount equal to or higher than the Series B Preferred Shares Conversion Price per Share; and

(ii)	the above formula is to be applied to each Series B Shareholder’s holding of Series B Preferred Shares on an individual basis and separately in respect of each parcel of Series B Preferred Shares held by that individual which have a different Conversion Price.

(d)	The adjustment in paragraph 10(a) above shall not reduce the Conversion Price lower than the par value (if any) of the Ordinary Shares.

11.	Split or reconstruction

If the capital of the Company is subject to a Reorganisation Event which is not adjusted for pursuant to paragraph 10(a), then the Board must make adjustments to the Conversion Ratio, Conversion Price and/or the number of Series B Preferred Shares on issue (both increasing or decreasing) which in the opinion of the Board are reasonably necessary to give full effect to the Reorganisation Event while maintaining parity between the holders of the Series B Preferred Shares and other shareholders in the Company and such adjustments will constitute an amendment to these terms.

12.	Registration rights

If the Company undertakes a Qualifying IPO or other IPO in the United States, each Series B Shareholder shall have the right to enter into an agreement with the Company granting the Series B Shareholder the registration rights described below.

Registrable Securities:

All ordinary shares of the Company held from time to time by any Investor (including, without limitation, all ordinary shares acquired or to be acquired upon the exchange or conversion of such Investor’s Series B Shares) are referred to in this Schedule as “Registrable Securities.”

Long-Form Registration Rights:

Beginning 180 days after the Company’s initial public offering, holders of Registrable Securities (“Electing Holders”) may require the Company to file a registration statement on Form S-1 (or any successor long-form registration statement) for the sale by the Electing Holders of Registrable Securities (each, a “Long-Form Registration”); provided, however, that to exercise Long-Form Registration rights hereunder, the Registrable Securities beneficially owned by the Electing Holders must represent at least 10% of the outstanding ordinary shares of the Company.

If the Electing Holders so instruct the Company, the sale of Registrable Securities pursuant to a Long-Form Registration will be conducted as a firm commitment underwritten offering, by one or more underwriters to be selected by the Company with the consent of the Electing Holders.

Holders of Registrable Securities that were not Electing Holders will be notified of any exercise of Long-Form Registration rights hereunder and will have pro rata rights to include their Registrable Securities in the registration statement and, if applicable, the underwritten offering.

The Electing Holders shall have the right to require two Long-Form Registrations.

Subject to customary blackouts and, as applicable, underwriter cutbacks. The Company will not be obligated to effect more than one Long-Form Registration in any six (6) month period.
Shelf Registration:

The Company will use its commercially reasonable efforts to qualify to register securities on Form S-3 (or any successor short-form registration statement) within a reasonable period of time after a form S-3 is eligible to be registered. From and after the time that the Company is so qualified, the holders of Registrable Securities (“Shelf Electing Holders”) may require the Company to have declared effective the registration of their Registrable Securities on such short-form registration statement for the sale of Registrable Securities (each, a “Shelf Registration”); provided, however, that to exercise Shelf Registration rights hereunder, the Registrable Securities beneficially owned by the Shelf Electing Holders must represent at least 5% of the outstanding ordinary shares of the Company.

Holders of Registrable Securities that were not Shelf Electing Holders will be notified of any exercise of Shelf Registration rights hereunder and will have pro rata rights to have their Registrable Securities registered for resale in the registration statement relating thereto.

The Electing Holders shall have the right (a) to require an unlimited number of Shelf Registrations and (b) to request any Shelf Registration to be conducted as a firm commitment underwritten offering, by one or more underwriters to be selected by the Company with the consent of the Electing Holders.

Subject to customary blackouts and, as applicable, underwriter cutbacks.

Piggyback Registration:

The Electing Holders shall be entitled to customary “piggyback” registration rights on all registrations or listings of Company equity securities (whether such registrations or listings are for the benefit of the Company or another selling security holder), except for registrations relating solely to employee benefit plans or a Rule 145 (or its successor rule under the Securities Act) transaction.

Subject to customary underwriter cutbacks.

Listing:

If and whenever the holders of Registrable Securities require registration pursuant to this Schedule, the Company will use its commercially reasonable efforts to cause such Registrable Securities to be listed on the Company’s primary national securities exchange (or, if the Company does not have such a primary exchange, on such national securities exchange as may be selected by the Company with the consent of the Electing Holders).

Inclusion of Other Securities:

The Company will not include in any Long-Form Registration or Shelf Registration any securities which are not Registrable Securities (other than primary securities to be issued by the Company), without the prior written consent of the Electing Holders.

Expenses of Registration:

All expenses of registration and/or listing contemplated hereby (excluding underwriting commissions and discounts) shall be borne by the Company. Selling holders of Registrable Securities shall be responsible for any applicable underwriting commissions and discounts.

The Company will pay for the fees of one counsel to the selling holders (to be selected by the Electing Holders).
Termination of Rights:

All registration and/or listing rights hereunder shall terminate with respect to an Electing Holder when all of such Electing Holder’s Registrable Securities are freely saleable without restriction and without registration under applicable securities laws without any volume limitations (i.e. assuming filing of Form 144, all of such Electing Holder’s Registrable Securities would be available for sale in one transaction pursuant to Rule 144 promulgated under the Securities Act).

Indemnification:	The Company and the holders of Registrable Securities shall have customary indemnification rights/obligations in connection with any such securities registration and/or listing.
Lock-Up Obligations in Connection with Underwritten Offerings:

In connection with any underwritten offering of Registrable Securities, to the extent requested by the underwriters for such offering, each participating Electing Holder will be obligated to agree to customary lock-up restrictions; provided, however, that (a) such lock-up may not exceed 180 calendar days with respect to an initial public offering or 90 calendar days with respect to any other offering, (b) each officer and director of the Company and each holder of more than 5% of the outstanding ordinary shares of the Company also agrees to such lock-up restrictions and (c) the Company also agrees to such lock-up restrictions in respect of primary offerings.

Schedule 9 – Shareholders

Shareholder name
Bushranger Funding, LLC

Akubra Investors, LLC

Ute Holdings, LLC

Adage Capital Partners LP

Foresite Capital Fund II

Boxer Capital, LLC

One Funds Management Limited as trustee for Asia Pacific Healthcare Fund II

Irrus Investments Nominee Limited

Gearing Family Pty Ltd as trustee for the Gearing Family Trust

David and Julie Gearing as trustees for the Gearing Family Superannuation Fund

Mark Andrew Heffernan & Patricia Louise Heffernan as trustees for the M&T Heffernan Family Trust

AustralianSuper Pty Ltd as trustee for AustralianSuper

Target Venture Nominees Limited

Aurum Nominees Limited

Cormac & Anne Kilty

Michael Kilty

Ruth-Anne Kilty

Hibbs Nominees Pty Ltd as trustee for the Hibbs Superannuation Fund

Robert Patrick Gearing

Andrew John Hubert Gearing as trustee for the Gearing Family Trust

Kevin Johnson

Michael Burke

Tsutomu Mori as trustee for the Mori Family Trust

Left Wheel Design Pty Ltd as trustee for the Alp Retirement Fund

Shareholder name
Simon Coghlan as trustee for the Simon J Coghlan No. 2 Family Trust

Dr Paul Wood and Mrs Veronica Wood as trustees for the Wood Family Superannuation Fund

Dr Paul Wood and Mrs Veronica Wood as trustees for the P & V Wood Family Trust

Labyrinth (VIC) Pty Ltd

Cthulhu Ventures LLC

Bertie Weitkamp and Gillian Emond as trustees for Aussie Superannuation Fund

Fortus Funds Investments Pty Ltd

Peter Howard

Lopi Investments Pty Ltd as trustee for Argie Bargie Superannation Fund

Joakim Rodin

Monash Investment Holdings Pty Ltd

Khatabundah Pty Ltd as trustee for The Gibson Family Trust

Andrew O’Brien

Balalaika Pty Ltd as trustee for Elanden Family Trust no. 1

Elsing Pty Ltd

Elena Virtue

Thomas Petrakos

Graham Frank Mitchell

Paul Tontodonati

John Cox

Geraldine Therese Farrell

Signing page

EXECUTED as a DEED.

Given under the Common Seal of

Nexvet Biopharma Limited

which was affixed hereto and

this Deed was delivered:

/s/ Cormac G. Kilty	/s/ Colin Sainsbury
Signature of director	Signature of company secretary

CORMAC G. KILTY	COLIN SAINSBURY
Name of director (print)	Name of company secretary (print) For and on behalf of ByrneWallace Corporate Secretaries Limited

Date: 29 August 2014

Signed and Delivered as a Deed by each of:

Bushranger Funding, LLC Akubra Investors, LLC Ute Holdings, LLC

By:	Farallon Capital Management, L.L.C., their Manager

By:	/s/ Rajiv Patel
Name: Rajiv Patel
Title: Managing Member

Date: 27 August 2014

Shareholders agreement | page 60

Signed and Delivered as a Deed by Adage Capital Partners, LP by:

Adage Capital Partners, GP, LLC, its General Partner	/s/ Dan Lehan
Signature of General Partner

Dan Lehan
Name of General Partner (print)

Adage Capital Advisors, LLC, its Managing Member

/s/ Dan Lehan
Signature of Managing Member

Dan Lehan
Name of Managing Member (print)

Date: 25 August 2014

Signed and Delivered as a Deed by Foresite Capital Fund II, LP by:

Dennis D. Ryan, CFO of Foresite Capital Management II, LLC, General Partner of Foresite Capital Fund II, LP	/s/ Dennis D. Ryan
Signature of Dennis D. Ryan

Date: 19 August 2014

Signed and Delivered as a Deed by Boxer Capital LLC by:
/s/ Aaron Davis
Signature of Aaron Davis

Managing Director
Title of Aaron Davis

Date: 28 August 2014

Shareholders agreement | page 61

Executed by One Funds Management Ltd ACN 117 797 403 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for Asia Pacific Healthcare Fund II

/s/ Justin Kurt Epstein	/s/ Frank John Tearle
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

JUSTIN KURT EPSTEIN	FRANK JOHN TEARLE
Name (please print)	Name (please print)

Date: 2 SEPTEMBER 2014

Signed and Delivered as a Deed by the directors of Irrus Investments Nominee Limited (Company Number: 496708) in the presence of:

/s/ Michael Ryan	/s/ Aidan O’Driscoll
Signature of director	Signature of director

MICHAEL RYAN	AIDAN O’DRISCOLL
Name of director (print)	Name of director

Date: 19th August 2014

Shareholders agreement | page 62

Executed by Gearing Family Pty Ltd ACN 140 067 812 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Gearing Family Trust:

/s/ David Gearing	/s/ Julie Gearing
Signature of director	Signature of director/company secretary
* delete whichever is not applicable

DAVID GEARING	JULIE GEARING
Name of director (print)	Name of director/company secretary (print)

Date: 19 August 2014

Signed and Delivered as a Deed by David Gearing as trustee for the Gearing Family Superannuation Fund in the presence of:

/s/ Peter Gearing	/s/ David Gearing
Signature of witness	Signature of David Gearing

PETER GEARING
Name of witness (print)

Date: 19 August 2014

Shareholders agreement | page 63

Signed and Delivered as a Deed by Julie Gearing as trustee for the Gearing Family Superannuation Fund in the presence of:

/s/ Peter Gearing	/s/ Julie Gearing
Signature of witness	Signature of Julie Gearing

PETER GEARING
Name of witness (print)

Date: 19 August 2014

Signed and Delivered as a Deed by Mark Andrew Heffernan as trustee for the M&T Heffernan Family Trust in the presence of:

/s/ Graham Mckenzie	/s/ Mark Andrew Heffernan
Signature of witness	Signature of Mark Andrew Heffernan

Graham Mckenzie
Name of witness (print)

Date: 23 August 2014

Shareholders agreement | page 64

Signed and Delivered as a Deed by Patricia Louise Heffernan as trustee for the M&T Heffernan Family Trust in the presence of:

/s/ Graham Mckenzie	/s/ Patricia Louise Heffernan
Signature of witness	Signature of Patricia Louise Heffernan

Graham Mckenzie
Name of witness (print)

Date: 23 August 2014

Signed on behalf of BCP2 Pty Ltd as attorney and manager of Australian Super Pty Ltd as trustee for AustralianSuper:

/s/ Stephen Thompson	/s/ Chris Nave
Signature	Signature

Stephen Thompson	Chris Nave
Name (print)	Name (print)

Date: 31 August 2014

Signed and Delivered as a Deed by the directors for and on behalf of Target Ventures Nominees Limited (Company Number: 460883) in the presence of:

/s/ Neil Keenan	/s/ Peter Wiley
Signature of director	Signature of director/company secretary
* delete whichever is not applicable

NEIL KEENAN	PETER WILEY
Name of director (print)	Name of director/company secretary (print)

Date: 29 August 2014

Shareholders agreement | page 65

Signed and Delivered as a Deed by the directors for and on behalf of Aurum Nominees Limited (Company Number: 123762) in the presence of:

/s/ Paul Cullinane	/s/ Darren Murray
Signature of authorised signatory	Signature of authorised signatory

PAUL CULLINANE	DARREN MURRAY
Name of signatory (print)	Name of signatory (print)

Date: 28 August 2014

Signed and Delivered as a Deed by Cormac Kilty in the presence of:

/s/ Elena Virtue	/s/ Geraldine Farrell
Signature of witness	Signature of Geraldine Farrell, Donor for & on behalf of Cormac Kilty pursuant to a power of attorney dated 19 August 2014

ELENA VIRTUE
Name of witness (print)

Date: 22 August 2014

Shareholders agreement | page 66

Signed and Delivered as a Deed by Anne Kilty in the presence of:

/s/ Elena Virtue	/s/ Geraldine Farrell
Signature of witness	Signature of Geraldine Farrell, Donor for and on behalf of Anne Kilty pursuant to a power of attorney dated 19 August 2014

Elena Virtue
Name of witness (print)

Date: 22 August 2014

Signed and Delivered as a Deed by Michael Kilty in the presence of:

/s/ Elena Virtue	/s/ Geraldine Farrell
Signature of witness	Signature of Geraldine Farrell, Donor for and on behalf of Michael Kilty pursuant to a power of attorney dated 19 August 2014

Elena Virtue
Name of witness (print)

Date: 22 August 2014

Shareholders agreement | page 67

Signed and Delivered as a Deed by Ruth-Anne Kilty in the presence of:

/s/ Elena Virtue	/s/ Geraldine Farrell
Signature of witness	Signature of Geraldine Farrell, Donor for and on behalf of Ruth-Anne Kilty pursuant to a power of attorney dated 19 August 2014

Elena Virtue
Name of witness (print)

Date: 22 August 2014

Executed by Hibbs Nominees Pty Ltd ACN 093 883 535 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Hibbs Superannuation Fund:

/s/ Michael Hibbs
Signature of sole director

MICHAEL HIBBS
Name of director (print)

Date: 28 August 2014

Shareholders agreement | page 68

Signed and Delivered as a Deed by Robert Patrick Gearing in the presence of:

/s/ Heather G.Shilling	/s/ Robert Patrick Gearing
Signature of witness	Signature of Robert Patrick Gearing

Heather G.Shilling
Name of witness (print)

Date: 21 August 2014

Signed and Delivered as a Deed by Andrew John Hubert Gearing as trustee for the Gearing Family Trust in the presence of:

/s/ Elena Virtue	/s/ Andrew John Hubert Gearing
Signature of witness	Signature of Andrew John Hubert Gearing

Elena Virtue
Name of witness (print)

Date: 20 August 2014

Shareholders agreement | page 69

Signed and Delivered as a Deed by Kevin Johnson in the presence of:

/s/ H. Denton	/s/ Kevin Johnson
Signature of witness	Signature of Kevin Johnson

Mrs. H. Denton
Name of witness (print)

Date: 19 August 2014

Signed and Delivered as a Deed by Michael Burke in the presence of:

/s/ Lorraine Walsh	/s/ Michael Burke
Signature of witness	Signature of Michael Burke

LORRAINE WALSH
Name of witness (print)

Date: 27 August 2014

Shareholders agreement | page 70

Signed and Delivered as a Deed by Tsutomu Mori as trustee for the Tsutomu Mori Family Trust in the presence of:

/s/ Geraldine Farrell	/s/ Tsutomu Mori
Signature of witness	Signature of Tsutomu Mori

Geraldine Farrell
Name of witness (print)

Date: 20 August 2014

Executed by Left Wheel Design Pty Ltd ACN 006 119 302 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Alp Retirement Fund:

/s/ Aileen Alp	/s/ Christopher Alp
Signature of director	Signature of director/company secretary * delete whichever is not applicable

Aileen Alp	CHRISTOPHER ALP
Name of director (print)	Name of director/company secretary (print)

Date: 26 August 2014

Shareholders agreement | page 71

Signed and Delivered as a Deed by Simon Coghlan as trustee for the Simon J Coghlan No 2 Family Trust in the presence of:

/s/ Gorgi Coghlan	/s/ Simon Coghlan
Signature of witness	Signature of Simon Coghlan

Gorgi Coghlan
Name of witness (print)

Date: 23 August 2014

Signed and Delivered as a Deed by Paul Wood as trustee for the Wood Family Superannuation Fund in the presence of:

/s/ Geraldine Farrell	/s/ Paul Wood
Signature of witness	Signature of Paul Wood

Geraldine Farrell
Name of witness (print)

Date: 27 August 2014

Shareholders agreement | page 72

Signed and Delivered as a Deed by Veronica Wood as trustee for the Wood Family Superannuation Fund in the presence of:

/s/ Geraldine Farrell	/s/ Veronica Wood
Signature of witness	Signature of Veronica Wood

Geraldine Farrell
Name of witness (print)

Date: 27 August 2014

Signed and Delivered as a Deed by Paul Wood as trustee for the P & V Wood Family Trust in the presence of:

/s/ Paul Wood
/s/ Geraldine Farrell	Signature of Paul Wood
Signature of witness

Geraldine Farrell
Name of witness (print)

Date: 27 August 2014

Shareholders agreement | page 73

Signed and Delivered as a Deed by Veronica Wood as trustee for the P & V Wood Family Trust in the presence of:

/s/ Veronica Wood
/s/ Geraldine Farrell	Signature of Veronica Wood
Signature of witness

Geraldine Farrell
Name of witness (print)

Date: 27 August 2014

Executed by Labyrinth (VIC) Pty Ltd ACN 109 759 604 in accordance with section 127 of the Australian Corporations Act 2001 (Cth):

/s/ Stuart Newland
Signature of sole director

STUART NEWLAND
Name of director (print)

Date: 24th August 2014

Signed and Delivered as a Deed by Chulthu Ventures LLC:

/s/ James Babcock
Signature of director

JAMES BABCOCK
Name of director or company secretary

Date: 20 August 2014

Shareholders agreement | page 74

Signed and Delivered as a Deed by Bertie Weitkamp as trustee for Aussie Superannuation Fund in the presence of:

/s/ Sue Asteyno	/s/ Bertie Weitkamp
Signature of witness	Signature of Bertie Weitkamp

Sue Asteyno
Name of witness (print)

Date: 25 August 2014

Signed and Delivered as a Deed by Gillian Emond as trustee for Aussie Superannuation Fund in the presence of:

/s/ Sue Asteyno	/s/ Gillian Emond
Signature of witness	Signature of Gillian Emond

Sue Asteyno
Name of witness (print)

Date: 25 August 2014

Shareholders agreement | page 75

Executed by Fortus Funds Investments Pty
Ltd ACN 146 211 912 in accordance with section 127 of the Australian Corporations Act
2001 (Cth):

/s/ Peter T Howard
Signature of sole director

PETER T HOWARD
Name of director (print)

Date: 21 August 2014

Signed and Delivered as a Deed by Peter
Howard in the presence of:

/s/ Victoria Howard	/s/ Peter Howard
Signature of witness	Signature of Peter Howard

VICTORIA HOWARD
Name of witness (print)

Date: 21 August 2014

Shareholders agreement | page 76

Executed by Lopi Investments Pty Ltd ACN 146 010 120 in accordance with section 127 of the Corporations Act 2001 (Cth) as trustee for the Argie Bargie Superannuation Fund:

/s/ Angel F. Lopez
Signature of sole director

ANGEL F. LOPEZ
Name of director (print)

Date: 20 August 2014

Signed and Delivered as a Deed by Joakim Rodin in the presence of:

/s/ Elena Virtue	/s/ Joakim Rodin
Signature of witness	Signature of Joakim Rodin

Elena Virtue
Name of witness (print)

Date: 26 August 2014

Shareholders agreement | page 77

Executed as a deed by Monash Investment Holdings Pty Ltd ACN 099 844 818 by an authorised officer in the presence of:

/s/ David M. Pitt
Signature of officer

/s/ Joan Hutchings	DAVID M. PITT
Signature of witness	Name of officer (print)

JOAN HUTCHINGS	DIRECTOR
Name of witness (print)	Office held

Date: 26th August 2014

Executed by Khatabundah Pty Ltd ACN 131 919 054 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for The Gibson Family Trust

/s/ Jayne Gibson	/s/ Matthew Gibson
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Jayne Gibson	Matthew Gibson
Name of director	Name of director or company secretary

Date: 23 August 2014

Shareholders agreement | page 78

Signed and Delivered as a Deed by Andrew O’Brien in the presence of:

/s/ Michael J. O’Brien	/s/ Andrew O’Brien
Signature of witness	Signature of Andrew O’Brien

MICHAEL J. O’BRIEN
Name of witness (print)

Date: 26 August 2014

Executed by Balalaika Pty Ltd ACN 106 083 925 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for Elanden Family Trust no. 1

/s/ L. Mandie	/s/ N. Mandie
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

L. MANDIE	N. MANDIE
Name of director	Name of director or company secretary

Date: 22 August 2014

Shareholders agreement | page 79

Executed by Elsing Pty Ltd ACN 095 146 731 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth):

/s/ Christopher N. Brown	/s/ Jocelyn F Brown
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

CHRISTOPHER N. BROWN	JOCELYN F BROWN
Name of director	Name of director or company secretary

Date: 25 August 2014

Signed and Delivered as a Deed by Elena Virtue in the presence of:

/s/ Regan Engelhardt	/s/ Elena Virtue
Signature of witness	Signature of Elena Virtue

Regan Engelhardt
Name of witness (print)

Date: 20 August 2014

Shareholders agreement | page 80

Signed and Delivered as a Deed by Thomas Petrakos in the presence of:

/s/ Geraldine Farrell	/s/ Thomas Petrakos
Signature of witness	Signature of Thomas Petrakos

Geraldine Farrell
Name of witness (print)

Date: 26th August 2014

Signed and Delivered as a Deed by Graham Frank Mitchell in the presence of:

/s/ Elena Virtue	/s/ Graham Frank Mitchell
Signature of witness	Signature of Graham Frank Mitchell

Elena Virtue
Name of witness (print)

Date: 25 August 2014

Shareholders agreement | page 81

Signed and Delivered as a Deed by Paul Tontodonati in the presence of:

/s/ Thomas Petrakos	/s/ Paul Tontodonati
Signature of witness	Signature of Paul Tontodonati

THOMAS PETRAKOS
Name of witness (print)

Date: 26th August 2014

Signed and Delivered as a Deed by John Cox in the presence of:

/s/ Elena Virtue	/s/ John Cox
Signature of witness	Signature of John Cox

Elena Virtue
Name of witness (print)

Date: 20th August 2014

Shareholders agreement | page 82

Signed and Delivered as a Deed by Geraldine Therese Farrell in the presence of:

/s/ Elena Virtue	/s/ Geraldine Therese Farrell
Signature of witness	Signature of Geraldine Therese Farrell

Elena Virtue
Name of witness (print)

Date: 1 September 2014

Shareholders agreement | page 83

Deed of Variation

Shareholders Agreement

Nexvet Biopharma public limited company (Company)

The parties set out in Schedule 1 (Existing Shareholders)

Deed of Variation

Details		3

Agreed terms		4

1.	Defined terms & interpretation	4

2.	Operation	5

3.	Variations to the Shareholders Agreement	5

4.	Miscellaneous	5

Schedule 1 – Existing Shareholders		8

Schedule 2 – Amendments to Shareholders Agreement		10

Signing page		12

Details

Date	14 November 2014

Parties

Name	Nexvet Biopharma public limited company (company number 547923) (Company)

Notice details	88 Harcourt Street, Dublin 2, Ireland

Name	The parties set out in Part 1 of Schedule 1 (Existing Shareholders)

Notice details	As set out in Schedule 1

Background

A	The Company and the Existing Shareholders are parties to the Shareholders Agreement.

B	The parties wish to amend the Shareholders Agreement in accordance with this deed.

3

Agreed terms

1.	Defined terms & interpretation

1.1	Capitalised words

Capitalised words used but not defined in this deed shall have the meaning given to them in the Shareholders Agreement.

1.2	Defined terms

The following words and expressions shall have the following meanings where used in this deed, unless the context otherwise requires:

Shareholders Agreement means the shareholders agreement between the Company and the Existing Shareholders dated 4 September 2014.

Variation Approval means the written approval of Shareholders holding at least 75% of:

(a)	the Ordinary Shares on issue; and

(b)	the Preference Shares on issue.

Variation Date means the date Variation Approval is obtained, being the date that the last Shareholder required to give effect to Variation Approval executes this deed.

1.3	Interpretation

In this deed, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this deed, and a reference to this deed includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to US$, $US, dollar or $ is to currency of the United States;

(f)	a reference to time is to Dublin, Ireland time;

(g)	a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	a word or expression defined in the Companies Acts 1963 to 2013 (as amended) has the meaning given to it in Companies Acts 1963 to 2013 (as amended);

4

(k)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(l)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it; and

(m)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.4	Headings

Headings are for ease of reference only and do not affect interpretation.

2.	Operation

2.1	Acknowledgement

The parties acknowledge that under clause 29.1 of the Shareholders Agreement, the Shareholders Agreement may be varied with approval of Shareholders holding at least 75% of:

(a)	the Ordinary Shares on issue; and

(b)	the Preference Shares on issue;

2.2	Effectiveness

Subject to Variation Approval being obtained to vary the Shareholders Agreement in accordance with this deed, the parties agree that the variations to the Shareholders Agreement set out in clause 3 shall have effect on and from the Variation Date.

2.3	Consent

The parties agree that entry into this deed by a Shareholder constitutes written consent of that Shareholder for the Variation Approval and all approvals noted in clause 2.1.

3.	Variations to the Shareholders Agreement

The parties agree to vary the Shareholders Agreement as set out in Schedule 2.

4.	Miscellaneous

4.1	Governing law and jurisdiction

This deed will be governed by the law of Ireland. The parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The parties will not object to the exercise of jurisdiction of those courts on any basis.

4.2	Costs

Except as otherwise set out in this deed, each party must pay its own costs and expenses in relation to preparing, negotiating, executing and completing this deed and any document related to this deed.

4.3	Execution of separate documents

This deed is properly executed if each party executes either this document or an identical document. In the latter case, this deed takes effect when the separately executed documents are exchanged between the parties.

5

4.4	Variation

No variation of this deed will be of any force or effect unless it is in writing and signed by each party to this deed.

4.5	Waivers

(a)	A waiver of any right, power or remedy under this deed must be in writing signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

(b)	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this deed does not amount to a waiver.

5.	Limitation of liability of fund trustee

5.1	In respect of any party who has entered into this deed as a trustee, custodian, subcustodian or nominee (Fund Trustee) of a fund (Fund), the party is bound by this deed only in its capacity as Fund Trustee and in no other capacity, unless otherwise specifically stated in this deed.

5.2	Subject to clause 5.5, the rights of other parties and the Fund under or in respect of this deed (whether express or implied by applicable law or otherwise) are not exercisable against the relevant Fund Trustee other than in its capacity as Fund Trustee.

5.3	Subject to clause 5.5, but despite any other provision of this deed, the Fund Trustee is not liable to pay or satisfy, and the Fund nor any party is entitled to enforce against the Fund Trustee, any damages suffered by or amounts owing to the party or the Fund, which result from a breach or non-performance of an obligation, representation or warranty (whether express, implied by law or otherwise) of the Fund Trustee under or in respect of this deed (including in relation to any conduct, omission or transaction in relation to this deed) except to the extent the Fund Trustee is entitled to be indemnified (whether from the Fund for which the Fund Trustee holds its units or shares, by way of insurance or otherwise) and is actually indemnified in its capacity as Fund Trustee in respect of that obligation, representation or warranty and those damages and amounts are recoverable by the Fund Trustee under that indemnity.

5.4	Subject to clause 5.5, if a party does not recover all damages suffered and amounts owing to it as a result of a breach or non-performance of any obligation of the Fund Trustee under or in respect of this deed (whether express or implied by applicable law or otherwise), the party may not seek to recover the shortfall by applying to have the Fund Trustee wound up.

5.5	The limitations in clauses 5.2 to 5.4:

(a)	do not apply to the extent that those damages or amounts owing are not able to be satisfied because the entitlement of the Fund Trustee to be indemnified in its capacity as Fund Trustee is reduced as a result of:

(i)	any negligence, wilful default, fraud or dishonesty or other act or omission by the Fund Trustee or any other trustee, responsible entity, custodian, subcustodian or nominee of the Fund; or

(ii)	any waiver, relinquishment or surrender by the Fund Trustee or any other trustee, responsible entity, custodian, subcustodian or nominee of the Fund, of any right of indemnity under the terms of appointment of the Fund Trustee relating to the Fund in respect of those damages or amounts; and

(b)	do not limit the rights of the Fund Trustee under this deed unless expressly specified otherwise.

6

5.6	No attorney, agent, receiver or receiver and manager appointed in accordance with this deed has authority to act on behalf of the Fund Trustee in a way which exposes the Fund Trustee to any personal liability, and no act or omission of any such person will be considered negligence, wilful default, fraud or dishonesty of the Fund Trustee for the purpose of clause 5.5(a).

7

Schedule 1 – Existing Shareholders

Shareholder name
Bushranger Funding, LLC

Akubra Investors, LLC

Ute Holdings, LLC

Adage Capital Partners LP

Foresite Capital Fund II

Boxer Capital, LLC

One Funds Management Limited as trustee for Asia Pacific Healthcare Fund II

Irrus Investments Nominee Limited

Gearing Family Pty Ltd as trustee for the Gearing Family Trust

DJGearing Pty Ltd as trustee for the Gearing Family Superannuation Fund

Mark Andrew Heffernan & Patricia Louise Heffernan as trustees for the M&T Heffernan Family Trust

Mark Andrew Heffernan

AustralianSuper Pty Ltd as trustee for AustralianSuper

Target Venture Nominees Limited

Aurum Nominees Limited

Cormac & Anne Kilty

Michael Kilty

Ruth-Anne Kilty

Hibbs Nominees Pty Ltd as trustee for the Hibbs Superannuation Fund

Robert Patrick Gearing

Andrew John Hubert Gearing as trustee for the Gearing Family Trust

Kevin Johnson

Michael Burke

Tsutomu Mori as trustee for the Mori Family Trust

Left Wheel Design Pty Ltd as trustee for the Alp Retirement Fund

Simon Coghlan as trustee for the Simon J Coghlan No. 2 Family Trust

Dr Paul Wood and Mrs Veronica Wood as trustees for the Wood Family Superannuation Fund

8

Shareholder name
Dr Paul Wood and Mrs Veronica Wood as trustees for the P & V Wood Family Trust

Labyrinth (VIC) Pty Ltd

Cthulhu Ventures LLC

Bertie Weitkamp and Gillian Emond as trustees for Aussie Superannuation Fund

Fortus Funds Investments Pty Ltd

Peter Howard

Lopi Investments Pty Ltd as trustee for Argie Bargie Superannation Fund

Joakim Rodin

Monash Investment Holdings Pty Ltd

Khatabundah Pty Ltd as trustee for The Gibson Family Trust

Andrew O’Brien

Balalaika Pty Ltd as trustee for Elanden Family Trust no. 1

Elsing Pty Ltd

Elena Virtue

Thomas Petrakos

Graham Frank Mitchell

Paul Tontodonati

John Cox

Geraldine Therese Farrell

Blueprint Life Science Group LLC

9

Schedule 2 – Amendments to Shareholders Agreement

1.	The ‘Background’ is amended by deleting Paragraph B and redenominating Paragraph C as Paragraph B.

2.	In clause 1.1, the definition of ‘Warrants’ is amended by:

(a)	deleting the number ‘1,968,764’;

(b)	deleting the number ‘240,000’.

3.	Clause 12.2 is amended by inserting the words ‘(or such number determined by the Board to reflect the effect of any Reorganisation Event)’ after the number ‘300,000’.

4.	Clause 14.11 is amended by inserting the words ‘(or such amount determined by the Board to reflect the effect of any Reorganisation Event)’ after the words ‘$6.00 per share’.

5.	Schedule 1 is amended by deleting it in its entirety and replacing it with the following:

‘Schedule 1 – NOT USED’

6.	Paragraph 1.1 of Schedule 2 is amended by deleting the first two paragraphs and paragraph 1.1(a) and replacing them with:

‘1.1	Subject to Special Majority Approval of the Directors to the contrary, the maximum number of Directors (excluding alternate Directors) at any one time is 9.

In preparation for a Qualifying IPO, the parties agree that they should take reasonable steps to change the composition of the Board so that the Board’s composition is more aligned with that expected of a company undertaking a Qualifying IPO. This may include the identification of suitable recommended candidates by the Board to replace existing Directors nominated in accordance with the below. Further, to the extent necessary, this paragraph 1.1 must be amended to accommodate such changes.

(a)	In the meantime, the Board must include :

(i)	an independent chairman;

(ii)	an independent non-executive director (only after a new independent chairman is appointed after 25 October 2014);

(iii)	subject to paragraph 1.2 and 1.6, up to two Directors appointed by holders of SIRPS (SIRPS Director);

(iv)	subject to paragraph 1.3 and 1.6, up to two Directors appointed by the ordinary shareholders (Founder Directors);

(v)	subject to paragraph 1.7, up to one Director appointed by Series B Shareholders (Series B Director);

(vi)	if required by paragraph 1.8, a Farallon Director; and

(vii)	a chief executive officer approved by the Board.’

The remaining subparagraphs (b), (c), (d) and (e) of paragraph 1.1 remain unamended.

10

7.	Item 7 of Part 3 of Schedule 3 is amended by inserting the following words at the end of the sentence:

‘or a Shareholder solely in respect of a matter affecting Equity Securities which they hold’.

11

Signing page

EXECUTED AND DELIVERED AS A DEED by the parties on the date set out at the top of page 1.

Given under the Common Seal of

Nexvet Biopharma Public Limited Company

which was affixed hereto and

this Deed was delivered:

/s/ Mark Heffernan	/s/ Damian Lismore
Signature of director	Signature of company secretary

Mark Heffernan	Damian Lismore
Name of director (print)	Name of company secretary (print)

Date: 14 November 2014

Signed and Delivered as a Deed by each of:

Bushranger Funding, LLC

Akubra Investors, LLC

Ute Holdings, LLC

By:	Farallon Capital Management, L.L.C., their Manager

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel

Title: Managing Member

Date:	12 November 2014

Deed of Variation | page 12

Signed and Delivered as a Deed by Adage Capital Partners, LP by:

/s/ Dan Lehan
Adage Capital Partners, GP, LLC, its General Partner	Signature of General Partner

Dan Lehan
Name of General Partner (print)

Adage Capital Advisors, LLC, its Managing Member	/s/ Dan Lehan
Signature of Managing Member

Dan Lehan
Name of Managing Member (print)

Date: Oct. 30 2014

Signed and Delivered as a Deed by Foresite Capital Fund II, LP by:
/s/ Dennis D. Ryan
Dennis D. Ryan, CFO of Foresite Capital Management II, LLC, General Partner of Foresite Capital Fund II, LP	Signature of Dennis D. Ryan

Date: 10-30 2014

Signed and Delivered as a Deed by Boxer Capital LLC by:

/s/ Aaron Davis
Signature of Aaron Davis

Managing Director
Title of Aaron Davis

Date: 11/12/2014

Deed of Variation | page 13

Executed by One Funds Management Ltd ACN 117 797 403 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for Asia Pacific Healthcare Fund II

/s/ Justin Kurt Epstein	/s/ Frank Tearle
Signature of director	Signature of director or company secretary* *delete whichever does not apply

Justin Kurt Epstein	Frank John Tearle
Name (please print)	Name (please print)

Date: 14 November 2014

Signed and Delivered as a Deed by the directors of Irrus Investments Nominee Limited (Company Number: 496708) in the presence of:

/s/ Michael Ryan	/s/ Aidan O’Driscoll
Signature of director	Signature of director

Michael Ryan	Aidan O’Driscoll
Name of director (print)	Name of director/company secretary (print)

Date: November 6 2014

Deed of Variation | page 14

Executed by Gearing Family Pty Ltd ACN 140 067 812 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Gearing Family Trust:

/s/ David Gearing	/s/ Julie Gearing
Signature of director	Signature of director

David Gearing	Julie Gearing
Name of director (print)	Name of director (print)

Date: 13 November 2014

Executed by DJGearing Pty Ltd ACN 167 147 533 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Gearing Family Superannuation Fund:

/s/ David Gearing	/s/ Julie Gearing
Signature of director	Signature of director

David Gearing	Julie Gearing
Name of director (print)	Name of director (print)

Date: 13 November 2014

Deed of Variation | page 15

Signed and Delivered as a Deed by Mark Andrew Heffernan as trustee for the M&T Heffernan Family Trust in the presence of:

/s/ D. Agnew	/s/ Mark Heffernan
Signature of witness	Signature of Mark Andrew Heffernan

Denise Agnew
Name of witness (print)

Date: 12 November 2014

Signed and Delivered as a Deed by Patricia Louise Heffernan as trustee for the M&T Heffernan Family Trust in the presence of:

/s/ D. Agnew	/s/ Patricia Heffernan
Signature of witness	Signature of Patricia Louise Heffernan

Denise Agnew
Name of witness (print)

Date: 12 November 2014

Deed of Variation | page 16

Signed and Delivered as a Deed by Mark Andrew Heffernan in the presence of:

/s/ D. Agnew	/s/ Mark Heffernan
Signature of witness	Signature of Mark Andrew Heffernan

Denise Agnew
Name of witness (print)

Date: 12 November 2014

Signed on behalf of BCP2 Pty Ltd as attorney and manager of AustralianSuper Pty Ltd as trustee for AustralianSuper:

/s/ Chris Nave	/s/ Stephen Thompson
Signature	Signature

Chris Nave	H. Stephen Thompson
Name (print)	Name (print)

Date: 14th November 2014

Deed of Variation | page 17

Signed and Delivered as a Deed by the directors for and on behalf of Target Ventures Nominees Limited (Company Number: 460883) in the presence of:

/s/ Peter Wiley	/s/ Neil Keenan
Signature of director	Signature of director

Peter Wiley	Neil Keenan
Name of director (print)	Name of director

Date: 12 Nov. 2014

Signed and Delivered as a Deed by the directors for and on behalf of Aurum Nominees Limited (Company Number: 123762) in the presence of:

/s/ Darren Murray	/s/ James Sheeran
Signature of authorised signatory	Signature of authorised signatory

Darren Murray	James Sheeran
Name of signatory (print)	Name of signatory (print)

Date: 12 November 2014

Deed of Variation | page 18

Signed and Delivered as a Deed by Cormac Kilty in the presence of:

/s/ Anne Kilty	/s/ Cormac Kilty
Signature of witness	Signature of Cormac Kilty

Anne Kilty
Name of witness (print)

Date: 2/11/2014

Signed and Delivered as a Deed by Anne Kilty in the presence of:

/s/ Cormac Kilty	/s/ Anne Kilty
Signature of witness	Signature of Anne Kilty

Cormac Kilty
Name of witness (print)

Date: 2nd Nov. 2014

Deed of Variation | page 19

Signed and Delivered as a Deed by Michael Kilty in the presence of:

/s/ Cormac Kilty	/s/ Michael Kilty
Signature of witness	Signature of Michael Kilty

Cormac Kilty
Name of witness (print)

Date: 2nd November 2014

Signed and Delivered as a Deed by Ruth-Anne Kilty in the presence of:

/s/ Michael Kilty	/s/ Ruth-Anne Kilty
Signature of witness	Signature of Ruth-Anne Kilty

Michael Kilty
Name of witness (print)

Date: 2nd November 2014

Deed of Variation | page 20

Executed by Hibbs Nominees Pty Ltd ACN 093 883 535 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Hibbs Superannuation Fund:

/s/ Michael Hibbs
Signature of sole director

Michael Hibbs
Name of director (print)

Date: 10/11/2014

Signed and Delivered as a Deed by Robert Patrick Gearing in the presence of:

/s/ Heather G. Schilling	/s/ Robert Patrick Gearing
Signature of witness	Signature of Robert Patrick Gearing

Heather G. Schilling
Name of witness (print)

Date: Nov. 2 2014

Deed of Variation | page 21

Signed and Delivered as a Deed by Andrew John Hubert Gearing as trustee for the Gearing Family Trust in the presence of:

/s/ Elena Virtue	/s/ Andrew John Hubert Gearing
Signature of witness	Signature of Andrew John Hubert Gearing

Elena Virtue
Name of witness (print)

Date: 6 Nov. 2014

Signed and Delivered as a Deed by Kevin Johnson in the presence of:

/s/ Nicola Mallard	/s/ Kevin Johnson
Signature of witness	Signature of Kevin Johnson

/s/ Nicola Mallard
Name of witness (print)

Date: 1 Nov. 2014

Deed of Variation | page 22

Signed and Delivered as a Deed by Michael Burke in the presence of:

/s/ Lorraine Walsh	/s/ Michael Burke
Signature of witness	Signature of Michael Burke

Lorainne Walsh
Name of witness (print)

Date: 10/11/2014

Signed and Delivered as a Deed by Tsutomu Mori as trustee for the Mori Family Trust in the presence of:

/s/ Elena Virtue	/s/ Tsutomu Mori
Signature of witness	Signature of Tsutomu Mori

Elena Virtue
Name of witness (print)

Date: 31 Oct. 2014

Deed of Variation | page 23

Executed by Left Wheel Design Pty Ltd ACN 006 119 302 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Alp Retirement Fund:

/s/ Christopher Alp
Signature of director/company secretary * delete whichever is not applicable

Christopher Alp
Name of director/company secretary (print)

Date: 11/11/2014

Signed and Delivered as a Deed by Simon Coghlan as trustee for the Simon J Coghlan No 2 Family Trust in the presence of:

/s/ Gorgi Coughlan	/s/ Simon Coghlan
Signature of witness	Signature of Simon Coghlan

Gorgi Coughlan
Name of witness (print)

Date: 3rd November 2014

Deed of Variation | page 24

Signed and Delivered as a Deed by Paul Wood as trustee for the Wood Family Superannuation Fund in the presence of:

/s/ Geraldine Farrell	/s/ Paul Wood
Signature of witness	Signature of Paul Wood

Geraldine Farrell
Name of witness (print)

Date: 11/11/2014

Signed and Delivered as a Deed by Veronica Wood as trustee for the Wood Family Superannuation Fund in the presence of:

/s/ Geraldine Farrell	/s/ Veronica Wood
Signature of witness	Signature of Veronica Wood

Geraldine Farrell
Name of witness (print)

Date: 11/11/2014

Deed of Variation | page 25

Signed and Delivered as a Deed by Paul Wood as trustee for the P & V Wood Family Trust in the presence of:

/s/ Geraldine Farrell	/s/ Paul Wood
Signature of witness	Signature of Paul Wood

Geraldine Farrell
Name of witness (print)

Date: 11/11/2014

Signed and Delivered as a Deed by Veronica Wood as trustee for the P & V Wood Family Trust in the presence of:

/s/ Geraldine Farrell	/s/ Veronica Wood
Signature of witness	Signature of Veronica Wood

Geraldine Farrell
Name of witness (print)

Date: 11/11/2014

Deed of Variation | page 26

Executed by Labyrinth (VIC) Pty Ltd ACN 109 759 604 in accordance with section 127 of the Australian Corporations Act 2001 (Cth):

/s/ Stuart Newland
Signature of sole director

Stuart Newland
Name of director (print)

Date: 3rd November 2014

Signed and Delivered as a Deed by Chulthu Ventures LLC:

/s/ James Babcock
Signature of director

James Babcock
Name of director or company secretary

Date: Nov. 4th 2014

Signed and Delivered as a Deed by Bertie Weitkamp as trustee for Aussie Superannuation Fund in the presence of:

/s/ Roger Langley	/s/ Bertie Weitkamp
Signature of witness	Signature of Bertie Weitkamp

Roger Langley
Name of witness (print)

Date: 11/11/2014

Deed of Variation | page 27

Signed and Delivered as a Deed by Gillian Emond as trustee for Aussie Superannuation Fund in the presence of:

/s/ Roger Langley	/s/ Gillian Emond
Signature of witness	Signature of Gillian Emond

Roger Langley
Name of witness (print)

Date: 11/11/2014

Executed by Fortus Funds Investments Pty Ltd ACN 146 211 912 in accordance with section 127 of the Australian Corporations Act 2001 (Cth):

/s/ Peter T. Howard
Signature of sole director

Peter T. Howard
Name of director (print)

Date: 14 November 2014

Deed of Variation | page 28

Signed and Delivered as a Deed by Peter Howard in the presence of:

/s/ Geraldine Farrell	/s/ Peter Howard
Signature of witness	Signature of Peter Howard

Geraldine Farrell
Name of witness (print)

Date: 14 November 2014

Executed by Lopi Investments Pty Ltd ACN 146 010 120 in accordance with section 127 of the Australian Corporations Act 2001 (Cth) as trustee for the Argie Bargie Superannuation Fund:

/s/ Angel F. Lopez
Signature of sole director

Angel F. Lopez
Name of director (print)

Date: November 10th, 2014

Deed of Variation | page 29

Signed and Delivered as a Deed by Joakim Rodin in the presence of:

/s/ Elena Virtue	/s/ Joakim Rodin
Signature of witness	Signature of Joakim Rodin

Elena Virtue
Name of witness (print)

Date: 12/11/2014

Executed as a deed by Monash Investment Holdings Pty Ltd ACN 099 844 818 by an authorised officer in the presence of:	/s/ Rhonda May Hinds
Signature of officer

/s/ Michael Fenaughty	Rhonda May Hinds
Signature of witness	Name of officer (print)

Michael Fenaughty	Company Secretary
Name of witness (print)	Office held

Date: 14 November 2014

Deed of Variation | page 30

Executed by Khatabundah Pty Ltd ACN 131 919 054 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for The Gibson Family Trust

/s/ Jayne Gibson	/s/ Matthew Gibson
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Jayne Gibson	Matthew Gibson
Name of director	Name of director or company secretary

Date: 10/11/2014

Signed and Delivered as a Deed by Andrew O’Brien in the presence of:

/s/ Cathryn McArthur	/s/ Andrew O’Brien
Signature of witness	Signature of Andrew O’Brien

Cathryn McArthur
Name of witness (print)

Date: 4 November 2014

Deed of Variation | page 31

Executed by Balalaika Pty Ltd ACN 106 083 925 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth) as trustee for Elanden Family Trust no. 1

/s/ M. Mandie	/s/ L. Mandie
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

M. Mandie	L. Mandie
Name of director	Name of director or company secretary

Date: 2/11/2014

Executed by Elsing Pty Ltd ACN 095 146 731 in accordance with section 127(1) of the Australian Corporations Act 2001 (Cth):

/s/ Christopher N. Brown	/s/ Jocelyn Frances Brown
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Christopher N. Brown	Jocelyn Frances Brown
Name of director	Name of director or company secretary

Date: 10 Nov. 2014

Deed of Variation | page 32

Signed and Delivered as a Deed by Elena Virtue in the presence of:

/s/ D. Agnew	/s/ Elena Virtue
Signature of witness	Signature of Elena Virtue

Denise Agnew
Name of witness (print)

Date: 31 October 2014

Signed and Delivered as a Deed by Thomas Petrakos in the presence of:

/s/ Paul Tontodonati	/s/ Thomas Petrakos
Signature of witness	Signature of Thomas Petrakos

Paul Tontodonati
Name of witness (print)

Date: 12/11/2014

Deed of Variation | page 33

Signed and Delivered as a Deed by Graham Frank Mitchell in the presence of:

/s/ Lorraine Ryan	/s/ Graham Frank Mitchell
Signature of witness	Signature of Graham Frank Mitchell

Lorraine Ryan
Name of witness (print)

Date: 11/11/2014

Signed and Delivered as a Deed by Paul Tontodonati in the presence of:

/s/ Thomas Petrakos	/s/ Paul Tontodonati
Signature of witness	Signature of Paul Tontodonati

Thomas Petrakos
Name of witness (print)

Date: 12/11/2014

Deed of Variation | page 34

Signed and Delivered as a Deed by John Cox in the presence of:

/s/ Elena Virtue	/s/ John Cox
Signature of witness	Signature of John Cox

Elena Virtue
Name of witness (print)

Date: 5 Nov. 2014

Signed and Delivered as a Deed by Geraldine Therese Farrell in the presence of:

/s/ Elena Virtue	/s/ Geraldine Therese Farrell
Signature of witness	Signature of Geraldine Therese Farrell

Elena Virtue
Name of witness (print)

Date: 14 November 2014

Deed of Variation | page 35

Signed and Delivered as a Deed by Blueprint Life Science Group, LLC by:

/s/ Hershel Berry
Signature of Hershel Berry

Managing Director
Title of Hershel Berry

Date: November 7, 2014

Deed of Variation | page 36